UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
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Thermadyne Holdings Corporation

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April 9, 2009

DEAR STOCKHOLDERS:

Our Annual Meeting of Stockholders will be held at 10 a.m., Central Daylight Savings Time, on April 30, 2009 at our Corporate Headquarters, 16052 Swingley Ridge Road, Suite 300, St. Louis, MO 63017, U.S.A. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

On the pages following this letter, you will find the Notice of 2009 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed our 2008 Annual Report on Form 10-K.

If you are a stockholder of record, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card in the enclosed postage-paid envelope. Please note that you may still attend the meeting and vote in person even if you have sent in a proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that must be followed in order for your shares to be voted.

Sincerely,

Paul D. Melnuk
Chairman and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT
STOCKHOLDER RIGHT. I HOPE YOU WILL CAST YOUR VOTE BY PROXY OR IN PERSON
REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

THERMADYNE HOLDINGS CORPORATION
16052 SWINGLEY RIDGE ROAD, SUITE 300
ST. LOUIS, MISSOURI 63017

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10 a.m., Central Daylight Savings Time, on April 30, 2009.

Place	Corporate Headquarters, 16052 Swingley Ridge Road, Suite 300, St. Louis, MO 63017.

Items of Business	At the meeting, the stockholders will be asked to:

(1) elect a board of directors;

(2) ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2009; and

(3) transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on March 3, 2009.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Regardless of whether you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised at the meeting.

By order of the board of directors,

Cary A. Levitt
General Counsel and
Corporate Secretary

St. Louis, Missouri
April 9, 2009

PROXY STATEMENT
FOR THE
THERMADYNE HOLDINGS CORPORATION
2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

THIS PROXY STATEMENT

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2009 Annual Meeting of Stockholders, or any adjournment or postponement of the meeting. The meeting will be held at 10:00 a.m., Central Daylight Savings Time, on April 30, 2009, at our Corporate Headquarters located at 16052 Swingley Ridge Road, Suite 300, St. Louis, MO 63017, U.S.A.

— THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

— THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies; however, we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses.

This proxy statement and the enclosed proxy card are being mailed to stockholders for the first time on or about April 9, 2009. Included with this mailing is a copy of our 2008 Annual Report on Form 10-K.

WHO MAY VOTE

Those holders of record of our common stock at the close of business on March 3, 2009 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

A list of all stockholders entitled to vote will be available at the meeting. In addition, a list of such stockholders will also be available at our corporate headquarters located at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri 63017, U.S.A. during regular business hours for ten days prior to the meeting for inspection by any stockholder for any purpose that is germane to the meeting.

HOW TO VOTE

If you are a stockholder of record, you may vote your shares in person at the meeting or by proxy as follows:

— TO VOTE IN PERSON:  You must attend the meeting, and complete and submit the ballot that will be provided at the meeting.

— TO VOTE BY PROXY:  Mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card prior to the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with no additional direction, then the designated persons will vote your shares for the election of all the nominated directors, and for the ratification of KPMG LLP as our independent registered public accountants. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Please note that you may revoke a completed proxy card at any time before it is exercised by taking one of the following actions:

— sending written notice to Cary A. Levitt, our corporate secretary, at 16052 Swingley Ridge Rd., Suite 300, St. Louis, MO 63017, U.S.A., indicating your desire to revoke the proxy card;

— submitting another signed proxy with a later date prior to the meeting; or

— attending the meeting, notifying our corporate secretary that you are present, and then voting by ballot.

If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that in such an event, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

QUORUM REQUIRED TO TRANSACT BUSINESS

At the close of business on the record date, March 3, 2009, there were 13,513,901 shares of our common stock outstanding. Our by-laws require that a majority of the shares of our common stock that are outstanding on the record date be represented, in person or by proxy, at the meeting in order to constitute the quorum that is necessary to transact business. Abstentions and broker non-votes will be counted in determining whether a quorum exists. A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner.

PROPOSAL ONE: ELECTION OF DIRECTORS

The by-laws provide that the board of directors shall consist of not less than one director. Currently, the board of directors has six members. The six directors have been submitted for re-election as provided below. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director serves a term that expires at the annual meeting following his or her election; provided, however, that each director holds office until his or her successor has been duly elected and qualified. Unless you request on your proxy card that voting of your proxy be withheld, all proxies will be voted for the election of the board of directors comprised of the individuals named below.

The nominating and corporate governance committee of our board of directors has nominated Paul D. Melnuk, J. Joe Adorjan, Andrew L. Berger, James B. Gamache, Marnie S. Gordon, and Bradley G. Pattelli for re-election as directors. THE BOARD BELIEVES THE ELECTION OF THESE NOMINEES IS IN THE COMPANY’S BEST INTEREST AND THE BEST INTEREST OF THE COMPANY’S STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE NOMINEES. Information regarding each of the nominees, as of March 3, 2009 is as follows. You will find information about each nominee’s stockholdings in the “Information about Stock Ownership” section of this proxy statement.

Paul D. Melnuk	Mr. Melnuk has been a member of our board of directors since May 2003. He was elected chairman of the board in October 2003 and was appointed chief executive officer on January 28, 2004. Mr. Melnuk is a director and chairman of the audit committee at Petro-Canada, a multinational integrated oil and gas company headquartered in Calgary, Alberta, and a director of several other private companies. Mr. Melnuk has been a managing partner of FTL Capital Partners, LLC, a private equity firm, since 2001. Prior to 2001, Mr. Melnuk served as president and chief executive officer of the predecessor to The Premcor Refining Group Inc., an oil refining company; Barrick Gold Corporation, a gold mining company; and Bracknell Corporation, a contracting company. Mr. Melnuk is 54 years old.

J. Joe Adorjan	Mr. Adorjan has been a member of our board of directors since October 2005. He was appointed lead director in April 2007. He also serves on our audit and compensation committees. Mr. Adorjan is chairman of Adven Capital, a private equity firm, and is a partner of Stonington Partners Inc., a New York based private equity firm. He previously served as chairman and chief executive officer of Borg-Warner Security Corporation, a provider of security services, from 1995-2000. Prior to joining Borg-Warner Security Corporation, Mr. Adorjan was president of Emerson Electric. Mr. Adorjan served as chairman and chief executive officer of ESCO Electronics Corporation from 1990 to 1992. Mr. Adorjan currently serves as a director for Goss Graphics Systems Inc. and Patriot Coal Company, and is chairman of Bates Sales Company. Mr. Adorjan is 70 years old.

Andrew L. Berger	Mr. Berger has been a member of our board of directors since May 2003. He is chairman of our nominating and corporate governance committee, and a member of the compensation committee. Since January 1, 2007 he has been vice chairman of the executive committee of Sterne, Agee & Leach, a registered broker/dealer and a member of the New York Stock Exchange. From 2003 until December 31, 2006, he was a senior managing director of C.E. Unterberg, Towbin, a U.S. investment bank. From 1998 until 2002, Mr. Berger was a member of executive management of Union Bancaire Privee in Geneva, Switzerland and was responsible for coordinating asset management activities and for corporate development. He has also held positions in financial services businesses in New York and London, and has practiced law in New York and Paris. Mr. Berger is 62 years old.

James B. Gamache	Mr. Gamache has been a member of our board of directors since May 2003. He is chairman of our compensation committee and also serves on our board’s audit committee and nominating and corporate governance committee. Mr. Gamache was executive vice president, sales and supply chain, of Foamex International, Inc., from August 2007 to May 2008. From January 2007 to August 2007, Mr. Gamache was senior vice president of sales and marketing for YRC Regional Transportation, one of the largest transportation service providers in the world. From January 2005 to January 2007, Mr. Gamache held the position of senior vice president of sales of YRC Regional Transportation. From 2003 to 2005, he was vice president of special services for Roadway Express, Inc., a freight service company. Mr. Bradley G. Pattelli, another member of our board of directors, is Mr. Gamache’s nephew. Mr. Gamache is 54 years old.

Marnie S. Gordon	Ms. Gordon has been a member of our board of directors since May 2003. She chairs our audit committee and serves on our board’s nominating and corporate governance committee. From 1998 until 2001, Ms. Gordon was a director at Angelo, Gordon & Co., L.P., a privately-held registered investment advisor. Prior to that, Ms. Gordon was a vice president at Goldman, Sachs & Co., a position she held from 1993 until 1998. Ms. Gordon was also a director and chair of the audit committee for Telewest Global, Inc. from July 2004, when it emerged from restructuring, to March 2006 when it merged with NTL, Incorporated now known as Virgin Media. Ms. Gordon, a chartered financial analyst, is 43 years old.

Bradley G. Pattelli	Mr. Pattelli has been a member of our board of directors since May 2003. Since 1998, Mr. Pattelli has been employed by Angelo, Gordon & Co., L.P., a privately-held registered investment advisor, where he focuses on the leveraged loan and distressed securities markets. He currently serves as a portfolio manager and co-head of the leveraged loan group. Previously, he served as a portfolio manager and analyst at di Silvestri Asset Management LLC. Mr. Pattelli is a chartered financial analyst. As noted, Mr. Gamache is Mr. Pattelli’s uncle. Mr. Pattelli is 42 years old.

No director nominee or executive officer is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or our subsidiaries. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If any director named above becomes unable or is unwilling to serve, all proxies will be voted for an alternate or alternates designated by the present board of directors. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting.

The nominees receiving the greatest number of votes cast will be elected as directors. Abstentions and broker non-votes will not be counted toward the number of votes required for any nominee’s election. Brokers have discretionary voting power with respect to director elections.

GENERAL INFORMATION ABOUT CORPORATE GOVERNANCE

We believe that effective corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. One important element includes having a strong independent board of directors that is accountable to Thermadyne and its stockholders. A majority of our board of directors is independent.

BOARD AND COMMITTEE MEETINGS

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance, as opposed to our day-to-day operations. The board’s primary responsibility is to oversee the management of Thermadyne and, in so doing, serve the best interests of Thermadyne and its stockholders. The board, either by itself or through its committees, oversees the conduct of the Company’s business and strategic plans, and evaluates whether the business is being properly managed. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at board and committee meetings.

Our board met 9 times during 2008, of which four were regularly scheduled and 5 were specially called meetings. The board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. All of our directors attended 75% or more of the meetings of the board and of any board committees on which they served.

Audit Committee

The audit committee assists our board of directors in fulfilling its financial oversight responsibilities by reviewing all audit processes and fees, the financial information that will be provided to the stockholders and our systems of internal financial controls. The audit committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace our independent registered public accounting firm. Our board has adopted a written charter for the audit committee. The charter is available on our website at www.thermadyne.com. The audit committee held five meetings in 2008.

The audit committee currently consists of Marnie S. Gordon, who chairs the committee, J. Joe Adorjan and James B. Gamache, each of whom is “independent” as such term is defined in the listing standards of The NASDAQ Stock Market (“NASDAQ”). The board of directors has determined that Ms. Gordon and Mr. Adorjan are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

Per the compensation committee charter, the compensation committee reviews and advises the board of directors regarding qualifications of the executive officers, the succession of executive officers, the soundness of the organizational structure, the development of the executive officers, and other related matters to insure the effective management of the business. The compensation committee also assists the board in the development and annual evaluation of executive officers. The compensation committee’s responsibilities include review and evaluation of the compensation of the company’s executive officers.

As a practical matter, the chief executive officer makes recommendations to the compensation committee regarding the compensation elements of the executive officers (other than his own compensation), based on Company performance, individual performance and input from Company management. The compensation committee also has the authority to retain and compensate external compensation consultants to provide information and data to the compensation committee. The compensation committee utilizes the services of Towers Perrin, Inc. (“Towers Perrin”) as its external compensation consultant. Towers Perrin collects and analyzes executive compensation data from a group of our peer competitors. This information does not specifically identify the companies analyzed; however, a peer group of manufacturing and durable goods companies similar in size to Thermadyne ($400 — $600 million in revenues) was used (the “Peer Group”). The compensation committee uses this analysis of the Peer Group as the basis for comparing the Company’s compensation against general market trends in light of the performance of the Company and the manufacturing industry in general. Towers Perrin does not make specific recommendations as to the level of any element of compensation of any named executive officer.

All final decisions regarding compensation for executive officers are made by the committee. For more details regarding named executive officer compensation or the committee’s process for compensating named executive officers, please see the Compensation Discussion and Analysis section of this proxy statement. The committee also approves all stock-based equity grants made under the Thermadyne Holdings Corporation 2004 Stock Incentive Plan. The committee has delegated to the chief executive officer the authority to make equity grants to non-executive officers and determine the specific terms and conditions of such grants within the guidelines set forth by the committee.

The compensation committee is currently comprised of James B. Gamache, who chairs the committee, J. Joe Adorjan and Andrew L. Berger, each of whom is “independent” as such term is defined in the NASDAQ listing standards. The compensation committee met five times in 2008. The compensation committee’s charter is available on our website, www.thermadyne.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee recommends, solicits and interviews candidates for membership on the board of directors, oversees and evaluates issues of corporate governance and makes recommendations to the board regarding governance policies and practices. This committee is also responsible for reviewing and recommending to the board for approval compensation for members of our board. No changes were made to directors’ compensation during 2008.

The current members of the nominating and corporate governance committee are Andrew L. Berger, who chairs the committee, James B. Gamache and Marnie S. Gordon, each of whom is “independent,” as such term is defined in the NASDAQ listing standards. The nominating and corporate governance committee met two times in 2008. The charter of the nominating and corporate governance committee is available on our website at www.thermadyne.com.

Lead Director

Our corporate governance guidelines provide that if our chairman of the board is not an independent director, the nominating and corporate governance committee shall recommend, and the board shall appoint, one of its independent directors to serve as lead director. The lead director is responsible for (i) coordinating and developing the agenda for the executive sessions of the non-management directors; (ii) working with the chairman of the board and the committees to develop meeting agendas; and (iii) calling special meetings of the board or additional executive sessions, as necessary. J. Joe Adorjan currently serves as our lead director.

Independent Directors

Our board has reviewed all relationships between the Company and members of the board and affirmatively has determined that all directors are “independent,” as such term is defined in the NASDAQ listing standards, except Mr. Melnuk, who is employed by the Company. In addition, each of the members of the audit committee meets the heightened criteria for independence applicable to members of audit committees under the SEC rules and Rule 4350(d)(2)(A) of the NASDAQ listing standards.

In determining Mr. Pattelli’s independence, the board considered his relationship as an employee of Angelo, Gordon & Co., LLP. Angelo, Gordon owns 33.3% of the Company’s stock, has provided financing in the aggregate amount of $36 million (the outstanding principal balance of which is currently $14 million) under a second-lien facility, and owns $24,210,000 of the Company’s Senior Subordinated Debt held in the Northwoods family of funds. Mr. Pattelli does not have a decision making role with respect to the funds that hold the Company’s shares. He makes investment recommendations to the funds, although he does not have authority to make investment decisions. Mr. Pattelli manages and makes portfolio decisions for the Angelo, Gordon entities that are invested in loans to the Company through the second-lien facility and in the Senior Subordinated Debt. Total interest paid by the Company to those funds has been less than 3% of the funds’ total revenues. In addition, the board considered the payment by the Company of Mr. Pattelli’s director fees to Angelo, Gordon. After consulting with counsel, the board of directors has determined that, in its opinion, neither Mr. Pattelli’s relationship with Angelo, Gordon, nor the Company’s payment of Mr. Pattelli’s director fees to Angelo Gordon, interferes with his exercise of independent judgment in carrying out the responsibilities of a director.

DIRECTOR NOMINATIONS

Director candidates are recommended by the nominating and corporate governance committee. The nominating and corporate governance committee’s charter directs the committee to investigate and assess the background and skills of potential candidates for directors. In accordance with the board’s governance principles, the committee seeks to create a board that will bring a broad range of experience, knowledge and judgment to the Company. The committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for election to the board of directors. When the committee reviews a potential new candidate, the committee looks specifically at the candidate’s qualifications in light of the needs of the board and Thermadyne at that time, given the current mix of director attributes. In addition, the committee also considers the candidate’s independence, as defined by the board’s governance principles.

Upon identifying a candidate who warrants serious consideration, one or more members of the nominating and corporate governance committee would interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other committee members (individually or as a group), meet our chief executive officer and other executive officers and ultimately meet many of the other directors. The nominating and corporate governance committee elicits feedback from all persons who have met or interviewed the candidate, and determines whether or not to nominate the candidate. The nominating and corporate governance committee also will consider director candidates nominated by stockholders. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. No fees have been paid to any third party for the identification or evaluation of candidates.

Stockholders who wish to recommend potential director candidates must comply with certain rules and follow certain procedures. See “Submission of Future Stockholder Proposals” for a discussion of these rules and procedures. Submissions are to be addressed to the nominating and corporate governance committee c/o our corporate secretary, Cary A. Levitt, at our executive offices at the address listed below, which submissions will then be forwarded to the committee. The nominating and corporate governance committee will evaluate the possible nominee using the criteria established by it and will consider such person in comparison to all other candidates. However, the nominating and corporate governance committee is not obligated to nominate any such individual for election. Please note that we have received no such stockholder nominations for this annual meeting.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with any and all members of our board of directors by transmitting correspondence via mail or facsimile addressed to one or more directors by name (or to the chairman of the board, for a communication addressed to the entire board) at the following address and facsimile number:

Name(s) of the Director(s)
c/o Cary A. Levitt, Corporate Secretary
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
St. Louis, Missouri 63017
Facsimile No: (636) 728-3010

Communications from our stockholders to one or more directors will be collected and organized by our corporate secretary under procedures approved by our independent directors. The corporate secretary will forward all communications to the chairman of the board of directors or to the identified director(s) as soon as practicable; provided however, that communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the corporate secretary may, in his sole discretion, forward only representative correspondence.

The chairman of the board of directors will determine whether any communication addressed to the entire board of directors should be properly addressed by the entire board of directors or a committee thereof. If a communication is sent to the board of directors or a committee, the chairman of the board or the chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is required, the content and method of the response will be coordinated with our general counsel.

The Company does not have a formal policy regarding attendance by members of the board of directors at our Annual Meeting of Stockholders, but strongly encourages directors to attend. We make every effort to schedule our Annual Meeting of Stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. To facilitate attendance and reduce travel costs, we generally schedule our Annual Meeting of Stockholders to occur immediately after a periodic meeting of the board of directors. All of our directors attended the 2008 Annual Meeting.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, all other executive officers and our division controllers. A copy of our Code of Ethics can be found on our website at www.thermadyne.com. We intend to disclose future amendments to our Code of Ethics, as well as any waivers thereof, on our website to the extent permissible by the rules and regulations of the SEC and any exchange upon which our stock may be listed.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis sets forth the material elements of compensation paid in 2008 to those officers of the Company listed in the Summary Compensation Table below (“named executive officers”). As more fully described herein, the compensation committee of the board of directors (for purposes of this section, the “committee”) is responsible for administering, designating, and recommending to the board of directors the total compensation package of the Company’s executive officers, including the named executive officers. Total compensation includes base salary, annual cash incentive awards and equity grants, and, in certain instances, perquisites provided to the named executive officers in 2008, as well as any special cash incentives that may have been paid on an individual basis to a named executive officer.

The committee considers the total compensation package that is being paid to the executive when it recommends to the board of directors awards of any equity or non-equity compensation or adjustments to a named executive officer’s base salary. For example, a named executive officer’s bonus (discussed below in “Annual Cash Incentive Awards”) may be reduced from the targeted amount if that executive’s total compensation exceeds the median base salary and bonus level of the Company’s Peer Group. In addition, the total compensation that a named executive officer received in previous years is also considered, including amounts realizable from prior equity grants.

Compensation Program Objectives and Rewards

We recognize that our ability to excel and meet our customers’ needs depends on the integrity, knowledge, skill, imagination and work ethic of our employees, and these are qualities on which we place the highest value. To that end, we strive to create a work environment that rewards results and commitment, and which is responsive to the needs of our employees and their families.

The committee has designed our compensation programs to allow us to attract and retain talented executives. The programs, which are driven by our business environment, are designed to provide competitive opportunities to potential and current executives, as well as motivation to achieve those performance goals set forth in the annual business plan approved by our board of directors. The objectives of the programs are to:

•	Reflect our position as an industry leader in the welding and metal fabricating industry;

•	Attract, reward and retain a workforce that will help us achieve future success;

•	Motivate and inspire employee behavior that creates a culture of top performance;

•	Support our overall business objectives; and,

•	Provide investors with a superior rate of return.

With those goals in mind, we measure the success of the compensation program by:

•	The Company’s overall business performance and employee engagement;

•	Our ability to attract and retain key employees; and

•	Greater individual contributions resulting in greater rewards.

The primary purpose of the total compensation package for our named executive officers is to attract, retain and motivate highly talented individuals who will engage in the tasks necessary to enable the Company to succeed while upholding our core values in a highly competitive market place. Beyond that, the various elements of the total compensation package are designed to satisfy certain objectives, including the following:

•	Salaries for the executives are based on the nature and scope of their responsibilities and the performance at their position. We believe it is important that base salaries be set at a level that is competitive with other opportunities that might be available to the Company’s employees. With that in mind, base salaries are set at the midpoint of our Peer Group, and adjusted based on the nature and scope of the responsibilities.

•	Annual cash incentive awards are designed to focus executives on the objectives and important Company goals that are set at the start of the year.

•	Long-term incentives in the form of performance-based grants of a combination of stock options, restricted stock and cash are intended to reward the executives for the long-term success of the Company. The committee believes that equity-based, long-term incentive compensation plays an essential role in attracting and retaining senior executives.

The committee believes these executive compensation policies and programs effectively serve the interests of stockholders and are appropriately balanced to motivate executives to contribute to the Company’s future success.

Factors in Determining Executive Compensation Decisions

With the objectives and goals referenced above in mind, there are several factors that the committee considers, including the following:

Internal Equity — Internal equity deals with the perceived worth of a job relative to other jobs within the Company. For the purpose of determining base salaries, the Company has placed a “worth” or “value” on jobs in relation to other jobs through a series of alpha grades have been created within the Company. With the exception of the chief executive officer, who is on his own level, all of the named executive officers are in the same alpha grade, have a management title of executive vice president, are paid a minimum base salary of $260,000 and have a target bonus opportunity of 37.5% of base salary. As previously noted in the discussion of the compensation committee’s role, the committee utilizes Towers Perrin to provide the committee with research and analysis on competitive data and guidance on overall compensation trends and strategies, to ensure that our base salary and target bonuses are aligned with current market conditions.

Benchmarking; Peer Groups — When making compensation decisions, our committee also looks at the compensation of the chief executive officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies that we consider to be our peers, which is referred to as “benchmarking.” Although we do not believe it is appropriate to establish compensation levels solely based on benchmarking, we do believe that information regarding pay practices at other companies is useful in two respects. First, we recognize that our total compensation package must be competitive in the marketplace. Second, this information is one of the main factors that we consider in assessing the reasonableness of compensation.

To assist in the review and comparison of each element of compensation for the named executive officers, the committee was provided with survey data concerning compensation practices and programs based on an analysis of the Peer Group. The Peer Group was used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and have global businesses that we believe compete with us for executive talent. The committee reviewed the compensation data from these surveys to ensure that our total compensation program is competitive.

Annual Performance Reviews — In addition to evaluating market data, the committee also reviews the CEO’s assessment of each of the named executive officers. The committee bases annual bonuses, in part, on predetermined Company performance targets. Each named executive officer also prepares a self-evaluation annually, which is designed to elicit information about financial and management performance. The chief executive officer is primarily responsible for reviewing the self-evaluations of the named executive officers (other than his own), providing input and recommending to the committee compensation adjustments based on this analysis. With respect to the chief executive officer, each member of the board of directors performs an evaluation of the CEO. These evaluations are reviewed by the lead director, and used (i) by the committee in determining compensation adjustments; and (ii) to form the basis of feedback provided to the CEO.

Equity Grant Practices.  The committee does not permit and has not permitted backdating or re-pricing of stock options or SARs. Grant dates and exercise prices historically have been set either on the date the committee approves the awards or at a future date, e.g., the end of the quarter during which the grants were approved, as determined by the committee. The committee does not time its equity grants in coordination with the release of material nonpublic information. The 2008 grants are described in the 2008 Grants of Plan-Based Awards Table in this proxy statement. In March 2009, the committee approved grants of stock options, restricted stock and cash as components of the long term incentive awards for 2009.

Compensation Planning Work Sheets — To assist in the evaluation of the compensation package paid to an executive, the committee uses compensation planning work sheets. These sheets allow the committee to assess the total compensation packages, which include salary and bonuses, past and present equity grants, potential severance, change-in-control provisions and other compensation elements. Compensation planning work sheets for each of the named executive officers (other than the CEO) are prepared by the Company’s human resources department working with the chief executive officer. The committee analyzes this information as it determines each named executive officer’s total compensation package. While the CEO does not have the authority to determine the other named executive officers’ compensation, the committee thoroughly considers his recommendations, along with various market information provided from independent surveys, to assist it in determining the compensation of the named executive officers, other than the CEO.

Accounting and Tax Treatment — The committee also considers the impact of accounting and tax treatment of various forms of compensation. Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The committee generally seeks to structure the long-term incentive compensation granted to its named executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Notwithstanding the foregoing, (i) we cannot guarantee that compensation attributable to long-term incentive awards will be treated as qualified performance-based compensation under Section 162(m); and (ii) the committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes such payments are appropriate and in the best interests of the Company’s stockholders.

Executive Compensation Decisions for 2008

During 2008, our total compensation program consisted of the following elements:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term incentive awards consisting of restricted stock, stock option grants and cash; and

•	Perquisites.

Following is a closer look at each category and the specific awards made in each category. Specific awards are detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table.

Base Salary

Each named executive officer has an employment agreement with the Company in which his base salary is established. The base salary of all named executive officers is nevertheless reviewed once per year by the committee to determine if an increase is warranted. The committee generally targets the median base salary level (50th percentile) of the survey data for the base salaries of the named executive officers. However, while compensation survey data is a useful guide, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance by the committee, after considering the recommendations of the chief executive officer. The committee’s subjective assessment of the named executive officer’s success in achieving business results, promoting our culture and demonstrating leadership are also considered.

Base salary of the named executive officers is set at levels to allow us to attract and retain high caliber executives with the skills needed to complete our executive team. The base salary for each named executive officer is intended to reflect the external market value of a particular role, as well as the experience and qualifications of the individual. Taking into consideration the CEO’s recommendations and survey data provided by Towers Perrin, the committee reviews and analyzes compensation for each named executive officer and makes adjustments as it deems appropriate.

The process for determining the CEO’s base salary base is similar to the process for determining base salaries of the other named executive officers. However, an additional step is taken by having the board of directors complete a performance questionnaire on the chief executive officer, which the committee uses in conjunction with the Company’s performance and business plan achievements to determine and assess the CEO’s performance. The committee also receives a spreadsheet on CEO compensation, prepared by the Company’s human resources department, which contains market information on CEO base salaries of the Peer Group and other current compensation information. The committee uses all of the above information to develop and recommend for the board the base salary, annual cash award and long-term incentive award for the CEO.

Prior to making a final decision on any base salary adjustment, the committee also considers the terms of the named executive officers’ employment agreements. The agreements require that the Company review the named executive officers’ salaries annually to determine if an increase is warranted. As noted, the CEO, using the criteria set forth above, makes recommendations to the committee on an annual basis regarding the salary of each named executive officer. The following summarizes the base pay that was paid to the named executive officers in 2008:

Paul Melnuk: In 2008, Mr. Melnuk’s base salary increased from $595,000 to $620,000. This adjustment was based on the committee’s review of the applicable survey data, and the committee’s subjective assessment of Mr. Melnuk’s leadership. Effective February 1, 2009, Mr. Melnuk’s base salary decreased to $527,000. This adjustment was agreed by Mr. Melnuk and the compensation committee and was implemented in conjunction with an adjusted bonus opportunity. See section entitled Employment Agreements.

Steven Schumm: In 2008, Mr. Schumm’s base salary increased from $325,000 to $335,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Schumm’s base salary decreased to $302,000. This adjustment was agreed by Mr. Schumm and the compensation committee and was implemented in conjunction with an adjusted bonus opportunity. See section entitled Employment Agreements.

John Boisvert: In 2008, Mr. Boisvert’s base salary increased from $270,000 to $280,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Boisvert’s base salary decreased to $266,000. This adjustment was agreed by Mr. Boisvert and the compensation committee and was implemented in conjunction with an adjusted bonus opportunity. See section entitled Employment Agreements.

Dennis Klanjscek: Because Mr. Klanjscek’s median base salary was within the median base salary level (50th percentile) of the survey data for the base salaries of the named executive officers in his position, and because he receives the perquisites set forth below as required under Australian law, Mr. Klanjscek’s base salary remained at AUD $440,274. Mr. Klanjscek’s salary is paid in Australian dollars. Mr. Klanjscek retired from the Company on January 15, 2009.

Martin Quinn: In 2008, Mr. Quinn’s base salary increased from $285,000 to $300,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Quinn’s base salary decreased to $270,000. This adjustment was agreed by Mr. Quinn and the compensation committee and was implemented in conjunction with an adjusted bonus opportunity. See section entitled Employment Agreements.

Terry Downes: In 2008, Mr. Downes’ base salary increased from $240,000 to $260,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Downes’ base salary decreased to $221,000. This adjustment was agreed by Mr. Downes and the compensation committee and was implemented in conjunction with an adjusted bonus opportunity. See section entitled Employment Agreements.

Terry Moody: In 2008, Mr. Moody’s base salary remained at $315,000. Effective February 1, 2009, Mr. Moody’s base salary decreased to $299,000. This adjustment was agreed by Mr. Moody and the compensation committee and was implemented in conjunction with an adjusted bonus opportunity. See section entitled Employment Agreements.

Annual Cash Incentive Awards

The committee feels that in 2008 a significant portion of the compensation that an executive is eligible to earn should be tied to performance of the Company and of the individual. As such, annual cash incentive awards have been established by the committee. These annual cash incentive awards, or bonuses, are used as a component of compensation to encourage effective performance relative to the Company’s annual business plan. Bonuses are paid through a Short-Term Incentive Plan that covers all salaried employees, including the named executive officers. The committee allocates these cash awards from an overall bonus pool following the close of the fiscal year based on its review of individual performance and Company performance during that fiscal year. The Short-Term Incentive Plan bonus pool is funded based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan. The amount of the bonus pool funding is based on the aggregate of the target bonus amounts of all eligible participants as outlined in the salary grade guidelines.

The overall Company financial performance goals for each year are developed through the Company’s annual financial planning process, whereby we assess the future operating environment and set expectations for operating results. The annual bonus pool is 50% funded based on performance against EBITDA (earnings before interest, taxes, depreciation and amortization) and return on investment of operating capital (“ROIOC”) goals and 50% funded based on performance against other initiatives outlined in the annual business plan.

The EBITDA and ROIOC target results for 2008 were based on the objectives and goals that were set forth by management and approved by the board of directors in the annual business plan prior to the start of the fiscal year. The process to determine the actual bonuses to be paid is as follows:

The chief executive officer periodically reviews the progress the Company made toward the EBITDA and ROIOC financial targets and other business initiative goals. Following each review, management assigns a score ranging from “1” (“Far Exceeds Expectations”) to “5” (“Unacceptable”) for the Company as a whole. This score is recommended by the management and then adjusted or approved by the committee based on the committee’s view of the progress that was made by the Company in reaching the financial targets and the other objectives set forth in the annual business plan during that previous quarter. For example, for this calculation, the committee assumes that if the Company score is a “3” (“As Expected”), then at year end the bonus pool would be funded at 100% of the target. At the end of the fiscal year, the committee gives a final score to the Company as a whole, and an individual score to each named executive officer. The individual score is based on the named executive officer’s success in achieving departmental goals that were set forth for the year, as well as the other initiatives laid out in the Company’s business plan. The named executive officer is then awarded a percentage bonus in correlation to the Company’s and the executive’s individual performance score.

For 2008, the Company did not achieve any of the financial targets for EBITDA and ROIOC, but exceeded expectations with respect to the business initiatives in the business plan (achieving a score of 2.5 on a scale of 1 — 5). However, while individual bonus amounts are substantially established by performance measured against these pre-established financial targets and other business initiative goals, the committee does not limit its performance assessment to a strictly formulaic calculation. It therefore retains discretion to adjust the amount of individual awards.

As more fully set forth in their respective employment agreements, each named executive officer is eligible for a target bonus at a specified percentage of such executive’s base salary. The chief executive officer’s target annual incentive is 50% of base salary but the chief executive officer’s actual annual incentive award may range from 0% to 100% of base salary. The target annual incentive for each of the other named executive officers is 37.5% of the respective officer’s base salary. The actual annual incentive award for each of such named executive officers may range from 0% to 75% of the respective officer’s base salary. These incentive targets are also derived by the committee’s judgment on internal equity of the positions and their relative value to the Company.

Each named executive officer, other than Mr. Klanjscek, received a bonus which reflected that the Company did not achieve any of the financial targets for EBITDA and ROIOC, but exceeded expectations with respect to the business initiatives in the business plan. Mr. Klanjscek did not receive a bonus as he retired from the Company on January 15, 2009.

Long-Term Incentive Awards

For 2008, the compensation committee implemented a long-term incentive plan designed to reward management and key employees based on obtaining ROIOC financial performance goals over a three-year performance period.

Leaders of the Company, including the named executive officers, who have the greatest ability to influence ROIOC, are eligible for a long-term incentive award. Our goal is to financially reward leaders who positively impact this important measure of Thermadyne’s long-term performance in enhancing stockholder value. All 2008 grants used performance vesting (based on targeted ROIOC) rather than time vesting. The Company believes that using performance vesting better aligns the long-term incentive element of compensation with producing increased value to the stockholders. The performance-based vesting condition was extended to all grant recipients, thereby aligning all eligible employees with the ROIOC metric.

Performance is measured relative to a pre-established, three-year target of ROIOC. The committee generally issues long-term incentive awards at the beginning of each year to align grant dates with calendar year performance measurement periods. In 2008, the awards were granted in August, as shareholder approval was required to increase the number of shares available for issuance under the 2004 Stock Incentive Plan. Out-of-cycle awards may be granted depending on recruitment, promotion or retention needs, with appropriate consideration of the remaining portion of the performance cycle in determining the value of the award.

During 2008, the committee used survey data from Towers Perrin, and practices from the Peer Group to determine the levels of long-term incentive awards for 2008. The committee continues to believe that providing a mix of restricted stock, stock options and cash in these awards is consistent with current marketplace long term incentive programs. The grant value for each named executive officer was based in part on the total compensation package paid to a named executive officer. The total compensation package includes salary and bonuses, past and present equity grants, potential severance and change-in-control payments and perquisites paid to certain named executive officers as set forth below in the Summary Compensation Table. The committee considered a grant value calculated for each salary grade among eligible employees other than the CEO as determined and recommended by the chief executive officer. Grant value, measured in a total dollar amount, was also subject to adjustment based primarily on the committee’s assessment of individual performance based on its discretion and not tied to specific targets or criteria. For the CEO, the committee used the subjective evaluation of the board of the CEO’s performance.

In 2008, the committee awarded to executive officers 5% of the total grant value in the form of stock options, 65% in restricted stock and 30% in cash (including an additional cash award approved by the committee in September 2008 to enhance the estimated total grant value to key leaders of the Company). For the number of shares of restricted stock and stock options each grantee received, the committee determined the economic value to be delivered based on competitive market data and adjusted for individual performance based on the subjective evaluation of the committee. For the restricted shares, we calculated the per share value of each restricted share based on the closing sales price of the stock on the date of grant. The economic value (in dollars) was divided by the per share value to arrive at a specific number of shares. The stock options awarded were determined on an assumed exercise price based on the closing sales price of Thermadyne common stock on the NASDAQ Capital Market on the date of the award. We used a modified Black-Scholes valuation to determine the economic value of a Thermadyne stock option. The Black-Scholes valuation considers such factors as interest rates, the historic volatility of the stock price and the length of time available to exercise the stock option once it is vested. An adjustment is made to the Black-Scholes value to reflect the vesting requirements and the related risk of forfeiture of the stock options. The grant value (in dollars) was then divided by the per share option value to arrive at a specific number of options.

In the future, the committee expects to continue to use a mix of restricted stock, stock options, and cash or other forms of compensation as it may determine appropriate under the circumstances. The stock options and restricted stock vest on the basis of the Company’s achievement of a target level of average ROIOC over a three-year performance cycle, beginning January 1, 2008 and ending December 31, 2010.

Awards granted in 2008 will vest based upon the following graduated scale of performance targets based on the actual average ROIOC over the three-year performance cycle:

Percentage Vested	Average ROIOC

100%	35%
67%	30%
33%	25%

Results in between these amounts will result in vesting on the basis of interlinear interpolation. If average ROIOC over the performance cycle falls below 25%, then none of the 2008 grants will vest and the grants will be forfeited.

The Grants of Plan-Based Awards table included in this proxy statement sets forth the long-term incentive grants to each of the named executive officers in 2008.

Perquisites

Perquisites are defined as any tangible benefit provided to employees, including, but not limited to, housing, car allowance, leased car, and spousal or family travel. Perquisites do not include reimbursable business expenses that are properly documented in accordance with IRS requirements. The Company does not have any perquisites for named executive officers, except as follows: auto allowances in the amount of $28,244 for Mr. Klanjscek, and $6,000 each for Messrs. Melnuk, Quinn, Boisvert and Downes. The Company also contributed to a superannuation fund in the amount of U.S. $45,519 for Mr. Klanjscek, and U.S. $46,524 for Mr. Quinn, and $32,109 one time tax gross-up adjustments on prior superannuation payments. In addition, Mr. Quinn, who is in the United States on ex-patriate assignment from Australia, was paid U.S. $57,599 for “Home Leave” to pay for his family’s air travel during 2008. The Company also contributed $7,839 to Mr. Klanjscek’s job facility, a fund that covers non-reimbursable business expenses (i.e., spouse travel and home entertainment).

Employment Agreements with Named Executive Officers

Each named executive officer’s employment agreement contains certain other compensation provisions such as performance bonuses or severance pay. For example, each employment agreement includes a provision for some form of severance payments if the executive’s employment is terminated by the Company for reasons other than cause. The reason for such provisions is that the Company considers it in the best interest of the stockholders to take reasonable steps to retain key management personnel, and we believe these provisions encourage the continued attention and dedication of the named executive officers to the Company. The committee believes it is imperative that the Company be able to rely upon the named executive officers to continue in their respective positions, and that the Company should be able to receive and rely upon the named executive officers’ advice, if requested, as to the best interests of the Company and its stockholders without concern that the named executive officers might be distracted by the personal uncertainties and risks created by the possibility of a change in control. A more detailed look at the provisions of each named executive officer’s employment agreement is provided in the proxy statement in the section below titled “Employment Agreements.”

Post-Fiscal Year Compensation Actions

Base Salary and Bonus

In February 2009, the committee agreed to adjust base salaries for Messrs. Melnuk, Schumm, Quinn, Boisvert, Moody and Downes, based on the downturn in the global economy and the Company’s forecasted financial performance. The decreased base compensation was implemented with a concurrent increase in the annual bonus opportunity, by an amount equal to double the amount of the decrease in base compensation. The increased bonus opportunity is discretionary and some or all of the additional bonus opportunity may be awarded by the compensation committee based on its assessment of Company performance. The 2009 annualized base salaries for all the named executive officers are as follows:

ANNUALIZED BASE SALARY

Executive Officer	2008		2009

Paul Melnuk	$620,000		$527,000
Dennis Klanjscek(1)	$440,274	AUD	440,274	AUD
Steven Schumm	$335,000		$302,000
Terry Moody	$315,000		$299,000
Martin Quinn	$300,000		$270,000
John Boisvert	$280,000		$266,000
Terry Downes	$260,000		$221,000

(1)	Mr. Klanjscek retired from the Company on January 15, 2009.

The following table summarizes the adjusted base salaries for Messrs. Melnuk, Schumm, Quinn, Boisvert, Moody and Downes and an increase in the annual bonus opportunity:

	2009 Salary			Base Salary	New 2009 Salary	Annualized	2009 Additional
	As of Jan 1,	2009 Bonus	2009 Bonus	Reduction	As of Feb 1,	Salary	Bonus
Name	2009	Target $	Target%	%	2009	Reduction	Opportunity(1)

Melnuk, Paul	$620,000	$310,000	50.0%	15%	$527,000	$85,250	$170,500
Schumm, Steven A.	$335,000	$125,625	37.5%	10%	$301,500	$30,708	$61,417
Moody, Terry A.	$315,000	$118,125	37.5%	5%	$299,250	$14,438	$28,875
Quinn, Martin	$300,000	$112,500	37.5%	10%	$270,000	$27,500	$55,000
Boisvert, John	$280,000	$105,000	37.5%	5%	$266,000	$12,833	$25,667
Downes, Terry	$260,000	$97,500	37.5%	15%	$221,000	$35,750	$71,500

(1)	The additional bonus opportunity shall be determined by the compensation committee based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan.

Long-Term Incentive Awards

In March 2009, the Board’s compensation committee approved long-term incentive awards to the named executive officers in the form of performance-based grants of restricted stock and cash, and time-based grants of stock options. The stock options are time-based and will automatically vest in one-third increments on the first, second and third anniversaries of the award date. The grant date of the stock options was March 10, 2009 and will be 100% vested on March 10, 2012, provided the named executive officer remains an active employee.

The cash and restricted stock components of the long term incentive award have vesting periods based upon ROIOC performance milestones. The Company’s ROIOC will be calculated at the end of each performance year. If the Company’s ROIOC meets the ROIOC Performance Milestone indicated below, for any one of the five performance years, the grants will vest according to the schedule below:

ROIOC(1) Performance Milestone	Percent of Grant Vested

36%	100%
29%	67%
18%	33%
Less than 18%	0%

(1)	ROIOC is a financial metric which means return on invested operating capital, which is calculated by dividing EBITDA by operating capital. Operating capital means working capital plus the value of the Company’s property, plant and equipment plus the value of patents and trademarks.

To calculate the number of shares of restricted stock and stock options a grantee received, we determined an economic value to be delivered based on recent market data, and adjusted for grade levels for eligible participants.

The committee approved a total allocation of 280,000 shares for the 2009 awards. For the restricted shares, the per share value was based on the average closing sales price of the stock during a sixty trading day period ended on March 9, 2009 (as determined by the Committee when it met on March 10, 2009). The portion of the total grant attributed to restricted stock (in dollars) was divided by the average closing price to arrive at a specific number of shares to be granted. The number of stock options awarded was also based on the average closing sales price of Thermadyne common stock during the sixty day period ended on March 9, 2009. That average price was used to perform a modified Black-Scholes valuation to determine the present economic value of a Thermadyne stock option. The grant value attributed to options (in total dollars) was then divided by the per share Black-Scholes option value to arrive at a specific number of options. The exercise price for these stock options is $4.98 which represents the average closing sales price of the Company’s common stock during the 60 trading day period ended on March 9, 2009.

The Company chose March 23, 2009, as the date of the award so that the Company could present the grantees with their entire incentive package substantially at the same time (including annual cash bonuses, which had already been determined).

COMPENSATION COMMITTEE REPORT

The committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the annual proxy statement.

By the Compensation Committee:

James B. Gamache, Chairman
J. Joe Adorjan
Andrew L. Berger

COMPENSATION OF DIRECTORS

						Change in Pension
						Value and other
						Nonqualified	All
	Fees Earned or				Non-Equity	Deferred	Other
	Paid in	Stock		Option	Incentive Plan	Compensation	Compensation
Name	Cash ($)	Awards ($)		Awards ($)	Compensation ($)	Earnings($)	($)	Total ($)

J. Joe Adorjan	60,000	19,701	(1)	—	—	—	—	79,701
Andrew L. Berger	50,000	19,701	(1)	—	—	—	—	69,701
James B. Gamache	55,000	19,701	(1)	—	—	—	—	74,701
Marnie S. Gordon	65,000	19,701	(1)(2)	—	—	—	—	84,701
Bradley G. Pattelli	—	—		—	—	—	—	—

(1)	All non-employee directors, other than Mr. Pattelli, are required to defer a minimum of 40% of their $75,000 base fee, or $30,000, into The Non-Employee Directors’ Deferred Stock Compensation Plan. Under this plan, each quarter the deferred portion of the base fee payable to directors, or $7,500, is credited to each director in the form of phantom stock units based on the price of the Company’s common stock as reported by the NASDAQ. For the first two quarters of the year, the units were valued based on the closing sales price as of the last business day of the quarter. For the second two quarters of the year, the units were valued based on the average of the high and low stock prices as of the last business day of the quarter. This can result in fluctuations in the units paid into the plan and the ultimate compensation paid to a director. Directors can elect to receive the cash value of their common stock units no sooner than a date in the following fiscal year. Obligations under this plan are not prefunded.

(2)	Cash value, as of December 31, 2008, of all deferred common stock units earned by director in 2008. Per an election taken by the director, the cash value of these units was paid out to the director in January 2009.

Based upon the recommendations of the nominating and corporate governance committee, the board determines director compensation. The committee periodically reviews the status of board compensation in relation to other comparable companies, trends in board compensation and other factors it deems appropriate. No changes were made to directors’ compensation in 2008.

Other than Messrs. Melnuk and Pattelli, each of our directors received $75,000 in base fees for his or her service on the board in 2008. Mr. Melnuk, our chief executive officer, does not receive additional compensation for his service as a director. Pursuant to an arrangement between Mr. Pattelli and his employer, Angelo, Gordon & Co., L.P., $75,000 as director fees which would have otherwise been payable to Mr. Pattelli were distributed to his employer. Such fees were subsequently remitted on a pro rata basis to the funds of Angelo, Gordon & Co., L.P. that hold our stock.

Mr. Adorjan received an additional $10,000 for his service as lead director. Ms. Gordon received an additional $20,000 for her service as chair of the audit committee. Mr. Berger received $5,000 for time spent as chair of the nominating and corporate governance committee. Mr. Gamache received an additional $5,000 for chairing the compensation committee. Mr. Gamache and Mr. Adorjan received $5,000 each for serving as audit committee members.

We also reimbursed each director for all reasonable travel and other expenses of attending meetings of the board of directors, committee meetings and other meetings requested by the chairman or the lead director.

SUMMARY COMPENSATION TABLE

					Stock	Option	All Other
Name and Principal Position	Year	Salary($)		Bonus($)(3)	Awards($)(1)	Awards($)(2)	Compensation($)		Total($)

Paul D. Melnuk,	2008	620,000		194,000	62,817	108,429	6,000	(4)	991,246
Chairman and CEO	2007	589,077		320,000	13,705	90,657	6,000		1,019,439
	2006	570,192		200,000	—	60,467	5,000		835,659
Dennis Klanjscek	2008	389,070	(5)	—	14,140	51,554	103,346	(6)	558,110
Executive Vice President Asia Pacific	2007	386,001	(5)	100,000	3,152	46,892	107,787		643,832
	2006	330,206	(5)	65,000	—	31,518	87,661		514,385
Steven A. Schumm,	2008	335,000		71,000	16,457	115,331	—		537,788
Executive Vice President,	2007	325,000		135,000	—	124,722	—		584,722
Chief Financial Officer,	2006	125,000		115,000	—	107,485	270,000		617,485
Chief Administrative Officer
Martin Quinn,	2008	300,000		84,000	28,266	39,969	142,232	(7)	594,467
Executive Vice President	2007	282,115		135,000	6,305	31,312	99,791		554,523
Global Sales & Marketing	2006	270,000		115,000	—	16,281	59,104		460,385
John Boisvert,	2008	280,000		59,000	25,870	56,415	6,000	(4)	427,285
Executive Vice President	2007	270,000		120,000	6,305	47,856	6,000		450,161
Engineering & Technology	2006	269,286		52,500	—	29,012	6,000		356,798
Terry Downes,	2008	260,000		73,000	25,870	47,742	6,000	(4)	412,612
Executive Vice President	2007	232,307		120,000	6,305	39,199	6,000		403,811
Global Corporate Development	2006	205,372		85,000	—	20,360	6,000		316,732
Terry Moody,	2008	315,000		74,000	20,512	17,151	6,000	(4)	432,663
Executive Vice President Global Operations	2007	127,210		50,000	1,637	4,212	114,100		297,159
	2006	—		—	—	—	—		—

(1)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2008, 2007 and 2006 respectively for restricted stock awards granted to each of the named executive officers in those years as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No restricted stock awards were forfeited by any of the named executive officers in fiscal year 2008. For additional information, see Note 14 of our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2008, see the notes in our financial statements in the Form 10-K for the respective year. See the Grants of Plan-Based Awards Table for information on restricted stock awards granted in fiscal year 2008. These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2008, 2007 and 2006 respectively for stock option awards granted to each of the named executive officers in those years as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock option awards were forfeited by any of the named executive officers in fiscal year 2008. For additional information, see Note 14 of our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2008, see the notes in our financial statements in the Form 10-K for the respective year. See the Grants of Plan-Based Awards Table for information on stock option awards granted in fiscal year 2008. These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(3)	Annual bonus paid in 2009, 2008 and 2007 for performance of 2008, 2007 and 2006.

(4)	Auto Allowance.

(5)	Salary of AUD $440,274 converted from Australian to U.S. dollars at December 31, 2008, 2007 and 2006 respectively.

(6)	Represents the following perquisites paid to Mr. Klanjscek in 2008 in Australian dollars and converted to USD: (i) auto allowance of AUD40,464 (ii) AUD65,213 paid into a superannuation fund; and (iii) AUD11,231 paid into a job facility fund, a fund which covers all non-reimbursable business expenses.

(7)	Represents the following perquisites paid to Mr. Quinn in 2008: (i) annual auto allowance $6,000; (ii) $46,524 paid to a superannuation fund on behalf of Mr. Quinn; and (iii) $57,599 in home leave benefit so Mr. Quinn’s family could return to Australia for an annual visit, as specified in his employment contract, and (iv) $32,109 one time tax gross-up adjustments on prior superannuation payments.

GRANTS OF PLAN-BASED AWARDS

						Exercise
						or Base	Grant Date
						Price of	Fair Value of
			Estimated Future Payouts Under Equity			Option	Stock and
	Grant		Incentive Plan Awards			Awarded	Option
Name	Date		Threshold(#)	Target(#)	Maximum(#)	($/Sh)	Awards(3)

Paul Melnuk	05/06/2008	(1)	1,358	4,075	4,075	14.88	28,463
	05/06/2008	(2)	10,000	30,000	30,000		446,400
Dennis Klanjscek	05/06/2008	(1)	301	905	905	14.88	6,321
	05/06/2008	(2)	2,223	6,670	6,670		99,250
Steve Schumm	05/06/2008	(1)	528	1,585	1,585	14.88	11,071
	05/06/2008	(2)	3,890	11,670	11,670		173,650
Martin Quinn	05/06/2008	(1)	1,533	4,600	4,600	14.88	32,130
	05/06/2008	(2)	4,446	13,340	13,340		198,499
John Boisvert	05/06/2008	(1)	528	1,585	1,585	14.88	11,071
	05/06/2008	(2)	3,890	11,670	11,670		173,650
Terry Downes	05/06/2008	(1)	528	1,585	1,585	14.88	11,071
	05/06/2008	(2)	3,890	11,670	11,670		173,650
Terry Moody	05/06/2008	(1)	453	1,360	1,360	14.88	9,499
	05/06/2008	(2)	3,333	10,000	10,000		148,800

(1)	Represents an annual option grant and will vest based on average ROIOC over a three year period, beginning in January 2008 and ending in December 2010 (the “Target Period”) as set forth below. The stock option granted will vest and be exercisable as of May 6, 2011, or will be forfeited, as the case may be, as follows: a) if average ROIOC for the Target Period is 35 percent or more, 100 percent of the stock option will be vested and exercisable; b) if average ROIOC for the Target Period is 30 percent, 67 percent of the stock option will be vested and exercisable; c) if average ROIOC for the Target Period is 25 percent, 33 percent of the stock option will be vested and exercisable; and d) if average ROIOC during the Target Period does not reach 25 percent, the stock option is forfeited and no longer exercisable. Incremental amounts of the stock option will vest for average ROIOC between 25 percent and 30 percent and between 30 percent and 35 percent.

(2)	Represents the number of shares of restricted stock granted in 2008 based on average ROIOC over the Target Period. Shares of restricted stock will be delivered to the employee or, in the event of his death, his testamentary transferee, as follows: a) if average ROIOC for the Target Period is 35 percent or more, 100 percent of the shares of restricted stock will be delivered; b) if average ROIOC for the Target Period is 30 percent, 67 percent of the shares of restricted stock will be delivered; c) if average ROIOC for the Target Period is 25 percent, 33 percent of the shares of restricted stock will be delivered; and d) if average ROIOC during the Target Period does not reach 25 percent, none of the shares of restricted stock will be delivered, and the grant of such shares will be forfeited and no longer exercisable. Incremental amounts of the shares of restricted stock will be delivered for average ROIOC between 25 percent and 30 percent and between 30 percent and 35 percent.

(3)	Represents the grant date fair value under FAS 123R. For stock awards, fair value is calculated using the closing price on the grant date of $14.88. For stock options, fair value is calculated using the Black-Scholes value on the grant date of $6.98. For additional information on the valuation assumptions, refer to note 14 of the financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Plan Awards:	Market or
	Number of		Number of				Number of	Payout Value
	Securities		Securities				Unearned	of Unearned
	Underlying		Underlying				Shares, Units	Shares, Units
	Unexercised		Unexercised		Option	Option	or Other Rights	or Other Rights
	Options (#)		Options (#)		Exercise	Expiration	That Have	That Have
Name	Exercisable		Unexercisable		Price ($)	Date	Not Vested(5)	Not Vested(10)

Paul D. Melnuk	25,000	(1)			13.79	08/12/2013
	25,000	(2)			10.95	10/14/2013
	87,500	(3)	87,500	(3)	13.10	06/13/2014
			50,000	(4)	15.00	05/01/2017
			4,075	(9)	14.88	05/06/2018
							10,000	68,700
							30,000	206,100
Dennis Klanjscek	10,000	(3)	10,000	(3)	14.45	07/20/2015
	2,500	(3)	2,500	(3)	13.75	09/12/2015
	6,666	(7)	3,334	(7)	15.75	03/31/2016
			10,000	(7)	15.75	03/31/2016
			13,000	(4)	15.00	05/01/2017
			905	(9)	14.88	05/06/2018
							2,300	15,801
							6,670	45,823
Steven A. Schumm	40,000	(6)	20,000	(6)	10.50	09/30/2016
			60,000	(6)	10.50	09/30/2016
			1,585	(9)	14.88	05/06/2018
							11,670	80,173
Martin Quinn	25,000	(3)	25,000	(3)	12.15	04/04/2015
			24,900	(4)	15.00	05/01/2017
			1,810	(9)	14.88	05/06/2018
							4,600	31,602
							13,340	91,646
John Boisvert	25,000	(3)	25,000	(3)	13.10	06/13/2014
	3,333	(7)	1,667	(7)	15.75	03/31/2016
			5,000	(7)	15.75	03/31/2016
			24,900	(4)	15.00	05/01/2017
			1,585	(9)	14.88	05/06/2018
							4,600	31,602
							11,670	80,173
Terry Downes	12,500	(3)	12,500	(3)	13.10	06/13/2014
	15,000	(8)			12.18	04/22/2015
	500	(8)			13.95	07/12/2015
	3,333	(7)	1,667	(7)	15.75	03/31/2016
			5,000	(7)	15.75	03/31/2016
			24,900	(4)	15.00	05/01/2017
			1,585	(9)	14.88	05/06/2018
							4,600	31,602
							11,670	80,173
Terry Moody			17,500	(4)	14.36	09/28/2017
			1,360	(9)	14.88	05/06/2018
							3,200	21,984
							10,000	68,700

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(1)	Stock options granted on August 12, 2003 for director services prior to becoming an employee of the Company, vesting in thirds beginning the first anniversary of the grant.

(2)	Management options granted on October 14, 2003 vesting in thirds beginning on the first anniversary of the grant.

(3)	The options will become exercisable as follows: (i) one-half of the options became vested and exercisable on December 31, 2005, however, the sale of shares acquired by an exercise is restricted until the original vesting dates of the options; and (ii) one-half will become vested and exercisable in three equal annual installments on each of the first three anniversaries of June 13, 2004, April 4, 2005, July 20, 2005 and September 12, 2005 respectively, the dates of the grants (“Installment Date”), if the Company achieves its ROIOC Targets in accordance with its annual budget for the immediately preceding fiscal year (the “Performance Options”). If the Performance Options do not vest in any year due to the failure to achieve ROIOC Targets for such year, such Performance Options will vest on any subsequent Installment Date if the Company has achieved on such date the ROIOC Targets for the current year, plus the ROIOC Targets for the prior years for which such targets were not achieved (after taking into account any portion of such targets achieved in prior years). Notwithstanding the above vesting schedule, the Performance Options will become vested and exercisable as to 100% of the shares of common stock subject to the Performance Options seven (7) years after the date of the grant (but only to the extent such Performance Options have not otherwise terminated or become exercisable) whether or not the ROIOC Targets are achieved.

(4)	The options will vest and become exercisable based on average ROIOC over a three year period, beginning in January 2007 and ending in December 2009 (the “Target Period”). The stock option granted will vest and be exercisable as of May 1, 2010, or will be forfeited, as the case may be, as follows: a) if average ROIOC for the Target Period is 35 percent or more, 100 percent of the stock option will be vested and exercisable; b) if average ROIOC for the Target Period is 30 percent, 67 percent of the stock option will be vested and exercisable; c) if average ROIOC for the Target Period is 25 percent, 33 percent of the stock option will be vested and exercisable; and d) if average ROIOC during the Target Period does not reach 25 percent, the stock option is forfeited and no longer exercisable. Incremental amounts of the stock option will vest for average ROIOC between 25 percent and 30 percent and between 30 percent and 35 percent.

(5)	Represents the number of shares of restricted stock granted in 2008 and 2007 respectively. The shares will vest based on Average ROIOC over the Target Period. Shares of restricted stock will be delivered to the employee or, in the event of his death, his testamentary transferee, as follows: a) if average ROIOC for the Target Period is 35 percent or more, 100 percent of the shares of restricted stock will be delivered; b) if average ROIOC for the Target Period is 30 percent, 67 percent of the shares of restricted stock will be delivered; c) if average ROIOC for the Target Period is 25 percent, 33 percent of the shares of restricted stock will be delivered; and d) if average ROIOC during the Target Period does not reach 25 percent, none of the shares of restricted stock will be delivered, and the grant of such shares will be forfeited and no longer exercisable. Incremental amounts of the shares of restricted stock will be delivered for average ROIOC between 25 percent and 30 percent and between 30 percent and 35 percent.

(6)	Options awarded pursuant to Mr. Schumm’s employment contract are one half time-based, vesting in thirds beginning the first anniversary of the grant, 40,000 options vested in 2008 and 2007, and the remaining one thirds to vest in 2009. The remaining half are performance based options that will become vested and exercisable in three equal annual installments on each of the first three anniversaries of the date of the grant (“Installment Date”) if the Company achieves its ROIOC targets in accordance with its annual budget for the immediately preceding fiscal year (the “Performance Options”). If the Performance Options do not vest in any year due to the failure to achieve ROIOC targets for such year, such Performance Options will vest on any subsequent Installment Date if the Company has achieved on such date the ROIOC for the current year, plus the ROIOC for the prior years for which such targets were not achieved (after taking into account any portion of such targets achieved in prior years). Notwithstanding the above vesting schedule, the Performance Options will become vested and exercisable as to 100% of the shares of common stock subject to the Performance Options seven (7) years after the date of the grant (but only to the extent such Performance Options have not otherwise terminated or become exercisable) whether or not the ROIOC targets are achieved.

(7)	Annual option incentive grant of which one half is time-based, vesting in thirds beginning the first anniversary of the grant date of March 31, 2006, and the remaining half are performance based options that will become vested and exercisable in three equal annual installments on each of the first three anniversaries of the date of the grant (“Installment Date”) if the Company achieves its ROIOC in accordance with its annual budget for the immediately preceding fiscal year (the “Performance Options”). If the Performance Options do not vest in any year due to the failure to achieve ROIOC targets for such year, such Performance Options will vest on any subsequent Installment Date if the Company has achieved on such date the ROIOC for the current year, plus the ROIOC for the prior years for which such targets were not achieved (after taking into account any portion of such targets achieved in prior years). Notwithstanding the above vesting schedule, the Performance Options will become vested and exercisable as to 100% of the shares of common stock subject to the Performance Options seven (7) years after the date of the grant (but only to the extent such Performance Options have not otherwise terminated or become exercisable) whether or not the ROIOC targets are achieved.

(8)	Time-based options vesting in thirds, on the first anniversary of the grants, April 22, 2005 and July 12, 2005 respectively. Options were accelerated and became exercisable on December 31, 2005; however, the sale of shares acquired by exercise is restricted until the original vesting date of the options.

(9)	Performance based options granted on May 6, 2008. The options will vest and become exercisable based on average ROIOC over a three year period, beginning in January 2008 and ending in December 2010 (the “Target Period”). The stock option granted will vest and be exercisable as of May 6, 2011, or will be forfeited, as the case may be, as follows: a) if average ROIOC for the Target Period is 35 percent or more, 100 percent of the stock option will be vested and exercisable; b) if average ROIOC for the Target Period is 30 percent, 67 percent of the stock option will be vested and exercisable; c) if average ROIOC for the Target Period is 25 percent, 33 percent of the stock option will be vested and exercisable; and d) if average ROIOC during the Target Period does not reach 25 percent, the stock option is forfeited and no longer exercisable. Incremental amounts of the stock option will vest for average ROIOC between 25 percent and 30 percent and between 30 percent and 35 percent.

(10)	Represents the product of the closing price of Thermadyne stock on December 31, 2008, which was $6.87, and the number of shares underlying each such award.

EMPLOYMENT AGREEMENTS

Paul Melnuk

Paul Melnuk, who is the chairman of our board of directors, was named chief executive officer on January 28, 2004. In exchange for his services, we entered into an agreement to pay Mr. Melnuk $550,000 annually. Mr. Melnuk receives no additional base compensation for serving as our chairman of the board.

Mr. Melnuk’s employment agreement had an initial term of two years; it now renews for one-year periods on the anniversary date of the agreement unless (i) non-renewal notice is given by the Company; or (ii) the agreement is otherwise terminated in accordance with its terms (as further described below).

Under the terms of his employment agreement, Mr. Melnuk’s base salary is reviewed annually by the compensation committee of the board of directors. In 2008, Mr. Melnuk’s base salary increased from $595,000 to $620,000. This adjustment was based on the committee’s review of the applicable survey data, and the committee’s subjective assessment of Mr. Melnuk’s leadership. Effective February 1, 2009, Mr. Melnuk’s base salary was adjusted to $527,000. In connection with the decrease in Mr. Melnuk’s base salary, the compensation committee increased the annual incentive opportunity as provided below.

Mr. Melnuk is eligible for a bonus under our Management Incentive Plan, with a target annual incentive of 50% of base salary; the Mr. Melnuk’s actual annual incentive award may range from 0% to 100% of base salary ($527,000). In addition, concurrent with the reduction in base salary to $527,000, Mr. Melnuk’s annual incentive award opportunity for 2009 increased by $182,000, representing twice the amount of the reduction in his base salary. Therefore, the target annual incentive award for 2009 is $480,500. The additional bonus opportunity is discretionary and shall be determined by the compensation committee based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan.

Mr. Melnuk’s employment agreement can be terminated with or without cause, by non-renewal, upon death or disability or for constructive termination. Regardless of the reason for termination, for a period of two years after termination, the agreement provides that Mr. Melnuk may not solicit or induce any person employed by the Company to terminate such person’s employment with the Company.

If Mr. Melnuk’s employment is terminated for cause, then Mr. Melnuk is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Cause is defined under the agreement as (i) the conviction of a crime constituting a felony or other crime of moral turpitude; (ii) an act of dishonesty that was intended to result in gain to Mr. Melnuk at his employer’s expense; (iii) willful misconduct injurious to the Company; (iv) Mr. Melnuk’s failure to comply with material terms of the agreement; (v) failure by Mr. Melnuk to comply fully with any lawful directives of the board; (vi) misappropriation of Company funds; (vii) habitual abuse of alcohol, narcotics or other controlled substances; (viii) gross negligence in the performance of his duties; (ix) failure to comply with the Company’s Code of Ethics; or (x) his relocation of his primary residence more than 75 miles from the Company’s headquarters in St. Louis. Upon a termination for cause or if Mr. Melnuk voluntarily terminates his employment other than as a constructive termination without cause, the agreement provides that Mr. Melnuk cannot, for a period of 18 months following such termination, engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country.

If Mr. Melnuk’s employment is terminated by non-renewal, Mr. Melnuk is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Effective December 31, 2008, Mr. Melnuk’s employment agreement was amended for the limited purpose of complying with the provisions of Section 409A of the U.S. Internal Revenue Code (“Section 409A”) related to deferred payments, including the payment of severance. Upon a termination for non-renewal, the agreement provides that Mr. Melnuk cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Melnuk’s employment is terminated because of his death, Mr. Melnuk’s estate or beneficiaries would be paid the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

If Mr. Melnuk’s employment is terminated because of a disability, then Mr. Melnuk is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Disability is defined under the agreement as deemed to have occurred if Mr. Melnuk is unable to perform the duties of his employment due to mental or physical incapacity for a period of (i) 90 consecutive days; or (ii) 120 non-consecutive days within any 365 day period. Upon a termination for disability, the agreement provides that Mr. Melnuk cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time represented by the severance payments.

If Mr. Melnuk’s employment is terminated without cause or constructively terminated, then Mr. Melnuk is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Constructive termination is defined under the agreement as the occurrence of any of the following without Mr. Melnuk’s consent: (i) failure of the Company to substantially comply with the agreement; (ii) any purported termination of Mr. Melnuk’s employment other than for cause; (iii) if the Company assigns the agreement to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the Company, and the successor fails to assume expressly and perform the agreement; or (iv) if the Company requires Mr. Melnuk to relocate his principal work site by more than 75 miles.

Should Mr. Melnuk’s employment be constructively terminated because a successor fails to be bound by the agreement, or because a successor to the Company terminates Mr. Melnuk within one year after a change in control, then Mr. Melnuk is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” A Change in Control is defined in the agreement as (i) any sale of all or substantially all of the assets of the Company; (ii) any merger, consolidation or reorganization involving the Company, unless the stockholders immediately before the transaction own at least 50% of the shares following the transactions; or (iii) any other transaction or series of transactions resulting in the stockholders of the Company, immediately before such transaction, owning immediately following such transaction, less than two-thirds of the combined voting power of outstanding voting securities of the Company.

Upon a termination for constructive termination (following a change of control or otherwise), the agreement provides that Mr. Melnuk cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

Dennis Klanjscek

Dennis Klanjscek was executive vice president-Asia Pacific. In exchange for his services, we entered into an agreement on June 13, 2002 to pay Mr. Klanjscek AUD $415,000 annually. Under our Management Incentive Plan, Mr. Klanjscek was entitled to a target annual incentive of 37.5% of his base salary, with a range of 0% to 75% of his base salary.

Mr. Klanjscek retired from the Company on January 15, 2009. In connection with Mr. Klanjscek’s retirement, the Company made one post-employment, lump sum payment to Mr. Klanjscek of AUD 1,136,521 (approximately US $746,694 as of January 15, 2009), less any base salary or other compensation attributable to 2009 paid to Mr. Klanjscek from January 1, 2009 — January 15, 2009. Mr. Klanjscek will receive no other compensation, bonus, benefit, or other consideration. In addition, Mr. Klanjscek is eligible, through June 30, 2009, to exercise any stock options vested on or before his retirement date; provided however, that any such exercise shall in all other ways be in accordance with the terms and provisions of the Company’s 2004 Stock Incentive Plan, as amended, with the terms of the applicable grant agreements between the Company and Mr. Klanjscek, and with applicable law. Mr. Klanjscek agreed that for a period of twenty-four (24) months after his retirement, neither he nor any affiliate shall, either in his own behalf or as a partner, officer, director, executive, agent or shareholder, engage in, invest in or render services to any person or entity engaged in the businesses in which the Company is then engaged. Mr. Klanjscek further agreed that, for a period of twenty- four months following retirement, neither he nor any affiliate shall solicit or induce, or in any manner attempt to solicit or induce any person employed by the Company.

Prior to his retirement, Mr. Klanjscek was employed by the Company pursuant to the terms of the employment agreement. His employment agreement had an initial term of two years and renewed for two-year periods on the anniversary of the effective date unless (i) non-renewal notice is given by the Company; or (ii) the agreement is otherwise terminated in accordance with its terms (as described below).

Under the terms of his employment agreement, Mr. Klanjscek’s base salary was reviewed annually by the board of directors. The board has delegated this authority to the compensation committee, which considers the input of the chief executive officer in making its compensation determinations. For 2008, Mr. Klanjscek’s base salary was AUD $440,274 (approximately US $307,311 as of December 31, 2008).

Under the terms of his employment agreement, Mr. Klanjscek’s employment agreement could be terminated for cause, without cause, by non-renewal, upon death, disability, or for constructive termination. Regardless of the reason for termination, for a period of two years after termination, the agreement provides that Mr. Klanjscek may not solicit or induce any person employed by the Company to terminate such person’s employment with the Company.

Under the terms of his employment agreement, if Mr. Klanjscek’s employment was terminated for cause, then he is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Cause is defined under the agreement as (i) dishonesty by Mr. Klanjscek that results in substantial personal enrichment at the expense of the Company; or (ii) demonstratively willful repeated violations of Mr. Klanjscek’s obligations under the agreement which are intended to result in material injury to the Company.

Under the terms of his employment agreement, if Mr. Klanjscek’s employment was terminated by non-renewal, then Mr. Klanjscek is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

Under the terms of his employment agreement, should Mr. Klanjscek’s employment be terminated because of his death, then Mr. Klanjscek’s estate is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

If Mr. Klanjscek’s employment is terminated because of a disability, then he was entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Disability is defined under the agreement as deemed to have occurred if Mr. Klanjscek is unable to perform the duties of his employment due to mental or physical incapacity for a period of six (6) consecutive months.

If Mr. Klanjscek’s employment was constructively terminated, then Mr. Klanjscek is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Constructive termination is defined under the agreement as the occurrence of any of the following without Mr. Klanjscek’s consent: (i) notice of non-renewal; (ii) failure of the Company to substantially comply with the agreement; (iii) reduction in any form of compensation; (iv) loss of Mr. Klanjscek’s title; (v) any change in the position to which Mr. Klanjscek reports or the positions that report to Mr. Klanjscek; (vi) the assignment of duties inconsistent with his position; or (vii) relocation of principal work site by more than 25 miles from the location as of the date of the agreement.

Martin Quinn

Martin Quinn is executive vice president-global sales and marketing. Prior to October 1, 2008, Mr. Quinn was executive vice president-global sales.

In exchange for his services, we entered into an agreement on April 1, 2005, to pay Mr. Quinn $270,000 annually.

His employment agreement had an initial term of two years and now renews for one-year periods on the anniversary date of the agreement unless (i) non-renewal notice is given by the Company; or (ii) the agreement is otherwise terminated in accordance with its terms (as described below).

Under the terms of his employment agreement, Mr. Quinn’s base salary is reviewed annually by the chief executive officer. Any changes are then recommended to the compensation committee for approval. In 2008, Mr. Quinn’s base salary increased to $300,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Quinn’s base salary decreased to $270,000. In connection with the decrease in Mr. Quinn’s base salary, the compensation committee increased the annual incentive opportunity as provided below.

Under our Management Incentive Plan, Mr. Quinn is entitled to a target annual incentive of 37.5% of his base salary, with a range of 0% to 75% of his base salary. In addition, concurrent with the reduction in base salary to $270,000, Mr. Quinn’s annual incentive award opportunity for 2009 increased by $60,000, representing twice the amount of the reduction in his base salary. Therefore, the target annual incentive award for 2009 is $167,500. The additional bonus opportunity is discretionary and shall be determined by the compensation committee based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan.

Mr. Quinn’s employment agreement can be terminated for cause, without cause, by non-renewal, upon death, disability, or for constructive termination. Regardless of the reason for termination, for a period of two years after termination, the agreement provides that Mr. Quinn may not solicit or induce any person employed by the Company to terminate such person’s employment with the Company.

If Mr. Quinn’s employment is terminated for cause, then Mr. Quinn is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Effective December 31, 2008, Mr. Quinn’s employment agreement was amended for the limited purpose of complying with the provisions of Section 409A related to deferred payments, including the payment of severance. Cause is defined under the agreement as (i) the conviction of a crime constituting a felony or other crime involving moral turpitude; (ii) an act of dishonesty or disloyalty that resulted in or was intended to result in gain to or personal enrichment of Mr. Quinn; (iii) the willful engaging in misconduct which is injurious to employer; (iv) failure on Mr. Quinn’s part to comply with terms of the agreement; (v) failure to comply with directives of the board; (vi) misappropriation of funds; (vii) habitual abuse of alcohol, narcotics or other controlled substances; or (viii) gross negligence in performance of duties.

Upon a termination for cause, or if Mr. Quinn voluntarily terminates his employment other than as a constructive termination, the agreement provides that Mr. Quinn cannot, for a period of 12 months following such termination, engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country.

If Mr. Quinn’s employment is terminated by non-renewal, then Mr. Quinn is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Upon a termination for non-renewal, the agreement provides that Mr. Quinn cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments.

If Mr. Quinn’s employment is terminated because of his death, then Mr. Quinn’s estate is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

If Mr. Quinn’s employment is terminated because of a disability, then Mr. Quinn is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Disability is defined under the agreement as deemed to have occurred if Mr. Quinn is unable to perform the duties of his employment due to mental or physical incapacity for a period of six consecutive months. Upon a termination for disability, the agreement provides that Mr. Quinn cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments.

If Mr. Quinn’s employment is constructively terminated, then Mr. Quinn is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Constructive termination is defined under the agreement as the occurrence of any of the following without Mr. Quinn’s consent: (i) failure of the Company to substantially comply with the agreement; (ii) reduction in salary, bonus percentage, or material reduction in duties; (iii) any purported “for cause” termination by the Company other than as expressly permitted by the agreement; or (iv) if the Company assigns the agreement to a successor (whether direct or indirect by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the company, and the successor fails to assume expressly and perform the agreement.

Upon a constructive termination, the agreement provides that Mr. Quinn cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

Steven Schumm

Steven Schumm was named executive vice president, chief financial officer and chief administrative officer on August 7, 2006. In exchange for his services, we entered into an agreement to pay Mr. Schumm $325,000 annually.

His employment agreement has an initial term of two years and will renew for one-year periods on the anniversary date of the agreement unless (i) non-renewal notice is given by the Company; or (ii) the agreement is otherwise terminated in accordance with its terms (as described below).

Under the terms of his employment agreement, Mr. Schumm’s base salary is reviewed annually by the chief executive officer. Any changes are then recommended to the compensation committee for approval. In 2008, Mr. Schumm’s base salary increased from $325,000 to $335,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Schumm’s base salary decreased to $302,000.

Under our Management Incentive Plan, Mr. Schumm is entitled to a target annual incentive of 37.5% of his base salary, with a range of 0% to 75% of his base salary. In addition, concurrent with the reduction in base salary to $302,000, Mr. Schumm’s annual incentive award opportunity for 2009 increased by $67,000, representing approximately twice the amount of the reduction in his base salary. Therefore, the target annual incentive award for 2009 is $187,042. The additional bonus opportunity is discretionary and shall be determined by the compensation committee based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan.

Mr. Schumm’s employment agreement can be terminated with or without cause, by non-renewal, upon death or disability or for constructive termination. Regardless of the reason for termination, for a period of twelve months after termination, the agreement provides that Mr. Schumm may not solicit or induce any person employed by the Company to terminate such person’s employment with the Company.

If Mr. Schumm’s employment is terminated for cause, then Mr. Schumm is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Effective December 31, 2008, Mr. Schumm’s employment agreement was amended for the limited purpose of complying with the provisions of Section 409A related to deferred payments, including the payment of severance. Cause is defined under the agreement as (i) an act of willful misconduct, fraud, embezzlement, theft, or any other act constituting a felony, involving moral turpitude or causing material harm, financial or otherwise, to the Employers; (ii) an intentional act or failure to act, which is committed by Mr. Schumm and which causes or can be expected to imminently cause material injury; (iii) a material breach of the Agreement that is not cured within 15 days after written notice specifying the breach and requesting a cure; or (iv) habitual abuse of alcohol, narcotics or other controlled substances. Upon a termination for cause or if Mr. Schumm voluntarily terminates his employment other than as a constructive termination without cause, the agreement provides that Mr. Schumm cannot, for a period of 12 months following such termination, engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country.

If Mr. Schumm’s employment is terminated by non-renewal, then Mr. Schumm is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” If Mr. Schumm’s employment is terminated because of his death, then Mr. Schumm’s estate is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

Should Mr. Schumm’s employment be terminated because of a disability, then Mr. Schumm is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” For the purpose of Mr. Schumm’s employment agreement, the definition of disabled is that which is found in section 409A(a)(2)(C) of the Internal Revenue Code. Upon a termination for disability, the agreement provides that Mr. Schumm cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Schumm’s employment is constructively terminated, then Mr. Schumm is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Constructive termination is defined under the agreement as the occurrence of any of the following without Mr. Schumm’s consent: (i) failure of the Company to substantially comply with the agreement; (ii) any reduction in salary, bonus percentage or material reduction in duties; (iii) if the Company assigns the agreement to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the company, and the successor fails to assume expressly and perform the agreement; or (iv) if the Company requires Mr. Schumm to relocate his principal work site by more than 45 miles.

Upon a termination for constructive termination, the agreement provides that Mr. Schumm cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

John Boisvert

John Boisvert is executive vice president — engineering and technology, effective as of October 1, 2008. Prior to that date, Mr. Boisvert served as executive vice president — brand management and executive vice president of our subsidiaries Thermal Dynamics Corporation and C&G Systems, Inc. In exchange for his services, on January 1, 2004 we entered into an agreement to pay Mr. Boisvert $266,288 annually.

His employment agreement had an initial term of one year and now renews for one-year periods on the anniversary date of the agreement unless (i) non-renewal notice is given by the Company; or (ii) the agreement is otherwise terminated in accordance with its terms (as described below).

Under the terms of his employment agreement, Mr. Boisvert’s base salary is reviewed annually by the chief executive officer. Any changes are then recommended to the compensation committee for approval. In 2008, Mr. Boisvert’s base salary increased to $280,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Boisvert’s base salary decreased to $266,000.

Under our Management Incentive Plan, Mr. Boisvert is entitled to a target annual incentive of 37.5% of his base salary, with a range of 0% to 75% of his base salary. In addition, concurrent with the reduction in base salary to $266,000, Mr. Boisvert’s annual incentive award opportunity for 2009 increased by $28,000, representing twice the amount of the reduction in his base salary. Therefore, the target annual incentive award for 2009 is $130,667. The additional bonus opportunity is discretionary and shall be determined by the compensation committee based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan.

Mr. Boisvert’s employment agreement can be terminated for cause, without cause, by non-renewal, upon death, disability, or for constructive termination. Regardless of the reason for termination, for a period of two years after termination, the agreement provides that Mr. Boisvert may not solicit or induce any person employed by the Company to terminate such person’s employment with the Company.

If Mr. Boisvert’s employment is terminated for cause, then Mr. Boisvert is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Effective December 31, 2008, Mr. Boisvert’s employment agreement was amended for the limited purpose of complying with the provisions of Section 409A related to deferred payments, including the payment of severance. Cause is defined under the agreement as (i) the conviction of a crime constituting a felony or other crime involving moral turpitude; (ii) an act of dishonesty or disloyalty that resulted in or was intended to result in gain to or personal enrichment of Employee at any of the Employers’ expense; (iii) the willful engaging in misconduct which is injurious to any of the employers; (iv) misappropriation of Company funds; (v) habitual abuse of alcohol, narcotics or other controlled substances; (vi) gross negligence in the performance of duties and responsibilities; (vii) failure to comply fully with any lawful directives of the CEO; (viii) failure to comply fully with any lawful directives of the board of directors; (ix) failure to perform or adhere to the Code of Ethics; or (x) Mr. Boisvert relocates his primary place of residence more than seventy-five (75) miles from the present location of his primary work place (except if such relocation is expressly requested by the Company).

Upon a termination for cause or if Mr. Boisvert voluntarily terminates his employment other than as a constructive termination without cause, the agreement provides that Mr. Boisvert cannot, for a period of 12 months following such termination, engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country.

If Mr. Boisvert’s employment is terminated by non-renewal, then Mr. Boisvert is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Upon a termination for non-renewal, the agreement provides that Mr. Boisvert cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Boisvert’s employment is terminated because of his death, then Mr. Boisvert’s estate is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

If Mr. Boisvert’s employment is terminated because of a disability, then Mr. Boisvert is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Disability is defined under the agreement as deemed to have occurred if Mr. Boisvert is unable to perform the duties of his employment due to mental or physical incapacity for a period of (i) 90 consecutive days; or (ii) 120 non-consecutive days within any 365 day period. Upon a termination for disability, the agreement provides that Mr. Boisvert cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Boisvert’s employment is constructively terminated, then Mr. Boisvert is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Constructive termination is defined under the agreement as the occurrence of any of the following without Mr. Boisvert’s consent: (i) failure of the Company to substantially comply with the agreement; (ii) reduction in salary, bonus percentage, or material reduction in duties; (iii) if the Company assigns the agreement to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the company, and the successor fails to assume expressly and perform the agreement; or (iv) if the Company requires Mr. Boisvert to relocate his principal work site by more than 75 miles.

Upon a termination for constructive termination, the agreement provides that Mr. Boisvert cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

Terry Downes

Terry Downes is executive vice president-global corporate development. In exchange for his services, we entered into an agreement on January 1, 2004 to pay Mr. Downes $135,000 annually to serve as vice president of corporate development. Under the terms of his employment agreement, Mr. Downes’ base salary is reviewed annually. After the above-referenced agreement was executed, as a reward to Mr. Downes for his role in the launch and integration of certain key business initiatives, Mr. Downes was promoted to his current position. As an executive vice president, his annual base pay was raised to $200,000 in 2006 to put his salary in line with the level for that grade. Mr. Downes’ base salary was increased to $240,000 in 2007, based on the chief executive officer’s recommendations and the committee’s review of applicable survey data and the fact the Mr. Downes’ efforts contributed to the Company success in meeting expectations for the goals set forth in the 2006 annual business plan. In 2008, Mr. Downes’ base salary increased to $260,000. This adjustment was based on (i) the chief executive officer’s subjective recommendations; and (ii) the committee’s review of applicable survey data. Effective February 1, 2009, Mr. Downes’ base salary decreased to $221,000.

Under our Management Incentive Plan, Mr. Downes is entitled to a target annual incentive of 37.5% of his base salary, with a range of 0% to 75% of his base salary. In addition, concurrent with the reduction in base salary to $221,000, Mr. Downes’ annual incentive award opportunity for 2009 increased by $78,000, representing twice the amount of the reduction in his base salary. Therefore, the target annual incentive award for 2009 is $169,000. The additional bonus opportunity is discretionary and shall be determined by the compensation committee based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan.

His employment agreement had an initial term of two years and now renews for one-year periods on the anniversary date of the agreement unless (i) non-renewal notice is given by the Company; or (ii) the agreement is otherwise terminated in accordance with its terms (as described below).

Mr. Downes’ employment agreement can be terminated for cause, without cause, by non-renewal, upon death, disability, or for constructive termination. Regardless of the reason for termination, for a period of two years after termination, the agreement provides that Mr. Downes may not solicit or induce any person employed by the Company to terminate such person’s employment with the Company.

If Mr. Downes’ employment is terminated for cause, then Mr. Downes is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Effective December 31, 2008, Mr. Downes’ employment agreement was amended for the limited purpose of complying with the provisions of Section 409A related to deferred payments, including the payment of severance. Cause is defined under the agreement as (i) the conviction of a crime constituting a felony or other crime involving moral turpitude; (ii) an act of dishonesty or disloyalty that resulted in or was intended to result in gain to or personal enrichment of Mr. Downes at any of the employers’ expense; (iii) the willful engaging in misconduct which is injurious to any of the employers; (iv) failure on Mr. Downes’ part to comply with terms of the agreement; (v) misappropriation of funds; (vi) habitual abuse of alcohol, narcotics or other controlled substances; (vii) gross negligence in performance of duties; (viii) failure to comply with lawful directives of board or chief executive officer; or (ix) failure to adhere to the code of ethics.

Upon a termination for cause or if Mr. Downes terminates his employment voluntarily other than as a constructive termination without cause, the agreement provides that Mr. Downes cannot, for a period of 12 months following such termination, engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country.

If Mr. Downes’ employment is terminated by non-renewal, then Mr. Downes is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Upon a termination for non-renewal, the agreement provides that Mr. Downes cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Downes’ employment is terminated because of his death, then Mr. Downes’ estate is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

If Mr. Downes’ employment is terminated because of a disability, then Mr. Downes is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Disability is defined under the agreement as deemed to have occurred if Mr. Downes is unable to perform the duties of his employment due to mental or physical incapacity for a period of (i) 90 consecutive days; or (ii) 120 non-consecutive days in any 365 day period.

Upon a termination for disability, the agreement provides that Mr. Downes cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Downes’ employment is constructively terminated, then Mr. Downes is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Constructive termination is defined under the agreement as the occurrence of any of the following without Mr. Downes’ consent: (i) failure of the Company to substantially comply with the agreement; (ii) reduction in salary, bonus percentage, or material reduction in duties; (iii) any purported termination by the Company other than for cause; (iv) if the Company assigns the agreement to a successor (whether direct or indirect by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the Company, and the successor fails to assume expressly and perform the agreement; or (v) the Company requires relocation more than one time from Mr. Downes’ principal worksite to a worksite more than 75 miles from original location.

Upon a termination for constructive termination, the agreement provides that Mr. Downes cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

Terry Moody

Terry Moody is executive vice president of global operations. In exchange for his services, we entered into an agreement on July 12, 2007, to pay Mr. Moody $315,000 annually. In 2008, Mr. Moody’s base salary remained at $315,000. Effective February 1, 2009, Mr. Moody’s base salary decreased to $299,000.

Under our Management Incentive Plan, Mr. Moody is entitled to a target annual incentive of 37.5% of his base salary, with a range of 0% to 75% of his base salary. In addition, concurrent with the reduction in base salary to $299,000, Mr. Moody’s annual incentive award opportunity for 2009 increased by $32,000, representing twice the amount of the reduction in his base salary. Therefore, the target annual incentive award for 2009 is $147,000. The additional bonus opportunity is discretionary and shall be determined by the compensation committee based on the achievement of the Company’s financial goals and on other critical initiatives outlined in the Company’s business plan.

His employment agreement has an initial term of two years and will renew for one-year periods on the anniversary date of the agreement unless (i) non-renewal notice is given by the Company; or (ii) the agreement is otherwise terminated in accordance with its terms (as described below).

Mr. Moody’s employment agreement can be terminated for cause, without cause, by non-renewal, upon death, disability, or for constructive termination. Regardless of the reason for termination, for a period of one year after termination, the agreement provides that Mr. Moody may not solicit or induce any person employed by the Company to terminate such person’s employment with the Company.

If Mr. Moody’s employment is terminated for cause, then Mr. Moody is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Cause is defined under the agreement as (i) an act of willful misconduct, fraud, embezzlement, theft or any other act constituting a felony, involving moral turpitude or causing material harm, financial or otherwise, to the employers; (ii) an intentional act or failure to act, which is committed by the Mr. Moody and which causes or can be expected to imminently cause material injury to any of the employers; (iii) a material breach of the agreement that is not cured by Mr. Moody within 15 days after written notice from the CEO specifying the breach and requesting a cure; or (iv) habitual abuse of alcohol, narcotics, or other controlled substances that impair Mr. Moody’s ability to perform his duties.

Upon a termination for cause or if Mr. Moody terminates his employment voluntarily other than as a constructive termination without cause, the agreement provides that Mr. Moody cannot, for a period of 12 months following such termination, engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country.

If Mr. Moody’s employment is terminated by non-renewal, then Mr. Moody is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Effective December 31, 2008, Mr. Moody’s employment agreement was amended for the limited purpose of complying with the provisions of Section 409A related to deferred payments, including the payment of severance. Upon a termination for non-renewal, the agreement provides that Mr. Moody cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Moody’s employment is terminated because of his death, then Mr. Moody’s estate is entitled to the severance as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.”

If Mr. Moody’s’ employment is terminated because of a disability, then Mr. Moody is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Disability is defined under the agreement as deemed to have occurred if Mr. Moody is deemed disabled within the meaning of Internal Revenue Code Section 409A(a)(2)(C).

Upon a termination for disability, the agreement provides that Mr. Moody cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

If Mr. Moody’s employment is constructively terminated, then Mr. Moody is entitled to the severance described as set forth below in the section titled “Potential Payments Upon Termination or Change in Control.” Constructive termination is defined under the agreement as the occurrence of any of the following without Mr. Moody’s consent: (i) failure of the Company to substantially comply with the agreement; (ii) reduction in salary, bonus percentage, or material reduction in duties; (iii) any purported “for cause” termination by the Company other than expressly permitted by the agreement; (iv) if the Company assigns the agreement to a successor (whether direct or indirect by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the Company, and the successor fails to assume expressly and perform the agreement; or (v) the Company requires relocation more than one time from Mr. Moody’s principal worksite to a worksite more than 45 miles from original location.

Upon a termination for constructive termination, the agreement provides that Mr. Moody cannot engage in, invest in or render services to any entity engaged in the businesses in which the Company is engaged in any country during the period of time the Company would be required to make severance payments, regardless of whether a lump sum payment is made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted above, we have employment agreements with each of Messrs. Melnuk, Schumm, Boisvert, Quinn, Downes and Moody that provide for payments to the officer in the event of termination, or in some cases, a change of control. Those payments are summarized below. In each instance, we have assumed that the respective triggering event occurred on December 31, 2008.

Mr. Melnuk

	Salary $		Bonus $		Perquisites $		Total $

Death	0	(9)	194,000	(1)	0		194,000
Disability	310,000	(2)	194,000	(1)	0		504,000	(2)
Termination for Cause	0		0		0		0
Termination without Cause	620,000		260,000	(8)	6,000	(3)	776,000	(4)
Voluntary Termination	0		0		0		0
Change in Control	1,240,000		260,000	(8)	12,000	(5)	1,377,000	(6)
Constructive termination	620,000		260,000	(8)	6,000	(3)	776,000	(4)
Non renewal of contract	310,000		0		0		310,000	(7)

(1)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. The precise payment is then prorated for service during the year based on the date of death.

(2)	Salary is paid in accordance with current payroll practices for 180 days. Bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(3)	Automobile allowance for 12 month period.

(4)	Base salary is paid in accordance with current payroll practices for 12 months. Bonus is equal to the average of the bonuses earned in the two years immediately preceding the year of termination and is paid in 12 equal monthly installments. Named executive officer may elect a lump sum payout for a termination without cause or constructive termination, which would be the figure shown less a 12 percent reduction.

(5)	Automobile allowance for 24 month period.

(6)	Base salary is paid in accordance with current payroll practices for 24 months. Bonus is equal to the average of the bonuses earned in the two years immediately preceding the year of termination is paid in 12 equal monthly installments. Named executive officer may elect a lump sum payout for a termination without cause or constructive termination, which would be the figure shown less a 12 percent reduction.

(7)	Base salary is paid in accordance with current payroll practices for 180 days.

(8)	Bonus is equal to the average of the bonuses earned in the two years immediately preceeding the year in which he is terminated.

(9)	Employees’ estate entitled to receive current basic compensation through the end of the month death occurred (precise amount prorated based on date of death).

Mr. Quinn

	Salary $		Bonus $		Perquisites $		Total $

Death	0	(8)	84,000	(1)	40,000	(2)	124,000
Disability	150,000		84,000	(1)	40,000	(2)	274,000	(3)
Termination for Cause	0		0		40,000	(2)	40,000
Termination without Cause	300,000		84,000	(7)	46,000	(4)	430,000	(5)
Voluntary Termination	0		0		40,000	(2)	0
Constructive termination	300,000		84,000	(7)	46,000	(4)	430,000	(5)(6)
Non renewal of contract	150,000		0		40,000	(2)	190,000	(6)

(1)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. The precise payment is then prorated for service during the year based on the date of death.

(2)	Estimated cost to transport Mr. Quinn, his immediate family, and their possessions back to Australia as well as actual and reasonable costs incurred in selling one residential home in St. Louis, provided home is sold within one year of termination.

(3)	Salary is paid in accordance with current payroll practice for 180 days. Bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(4)	Represents: (i) estimated cost to transport Mr. Quinn, his immediate family, and their possessions back to Australia as well as actual and reasonable costs incurred in selling one residential home in St. Louis, provided home is sold within one year of termination; and (ii) $6,000 automobile allowance for 12 month period.

(5)	Base salary is paid in accordance with current payroll practices for 12 months; bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. Named executive officer may elect a lump sum payout for a termination without cause or constructive termination, which would be the figure shown less a 12 percent reduction.

(6)	Base salary is paid in accordance with current payroll practices for 6 months. Named executive officer may elect a lump sum payout of the salary owed, which would be the figure shown less a 12 percent reduction.

(7)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(8)	Employee’s estate entitled to receive current basic compensation through the end of the month death occurred (precise amount prorated based on date of death).

Mr. Schumm

	Salary $		Bonus $		Perquisites $	Total $(1)

Death	0	(6)	71,000	(1)	0	135,000
Disability	167,500		71,000	(1)	0	238,500	(2)
Termination for Cause	0		0		0	0
Termination without Cause	335,000	(3)	251,250	(5)	0	586,250
Voluntary Termination	0		0		0	0
Constructive termination	335,000	(3)	251,250	(5)	0	586,250
Non renewal of Contract	335,000	(4)	0		0	335,000

(1)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. The precise payment is then prorated for service during the year based on the date of death.

(2)	Salary is paid in accordance with current payroll practices for 180 days. Bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(3)	Base salary is paid in accordance with current payroll practices for 12 months. Bonus is equal to 75% of base salary of $325,000 and is owed within 30 days of termination. Named executive officer may elect a lump sum payout for a termination without cause or constructive termination, which would be the figure shown less a 12 percent reduction.

(4)	Base salary is paid in accordance with current payroll practices for 12 months from date of expiration of contract.

(5)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(6)	Employee’s estate entitled to receive current basic compensation through the end of the month death occurred (precise amount prorated based on date of death),

Mr. Boisvert

	Salary $		Bonus $	Perquisites $		Total $

Death	0	(7)	59,000(1)	0		59,000
Disability	140,000	(2)	59,000(1)	0		199,000
Termination for Cause	0		0	0		0
Termination without Cause	420,000	(3)	59,000(6)	6,000	(3)	488,000
Voluntary Termination	0		0	0		0
Constructive termination	420,000	(3)	59,000(6)	6,000	(2)	488,000
Non renewal of contract	280,000	(5)	59,000(6)	6,000	(4)	345,000

(1)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. The precise payment is then prorated for service during the year based on the date of death.

(2)	Salary is paid in accordance with current payroll practice for 180 days. Bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(3)	Base salary is paid in accordance with current payroll practice for 18 months. Bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. Named executive officer may elect a lump sum payout for a termination without cause or constructive termination, which would be the figure shown less a 12 percent reduction.

(4)	Automobile allowance 12 month period.

(5)	Base salary is paid in accordance with current payroll practices for 12 months. All benefits are paid to the same extent as if there were a termination without cause and continue for 12 months.

(6)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(7)	Employee’s estate entitled to receive current basic compensation through the end of the month death occurred (precise amount prorated based on date of death).

Mr. Downes

	Salary		Bonus $		Perquisites $		Total $

Death	0	(6)	120,000	(1)	0		120,000
Disability	130,000	(2)	120,000	(1)	0		250,000
Termination for Cause	0		0		0		0
Termination without Cause	260,000	(4)	120,000	(5)	6,000	(3)	390,000
Voluntary Termination	0		0		0		0
Constructive termination	260,000	(4)	120,000	(5)	6,000	(3)	390,000
Non renewal of contract	130,000		0		0		130,000

(1)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. The precise payment is then prorated for service during the year based on the date of death.

(2)	Salary is paid in accordance with current payroll practice for 180 days. Bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(3)	Automobile allowance for 12 month period.

(4)	Base salary is paid in accordance with current payroll practices for 12 months. Named executive officer may elect a lump sum payout for a termination without cause or constructive termination, which would be the figure shown less a 12 percent reduction.

(5)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(6)	Employee’s estate entitled to receive current basic compensation through the end of the month death occurred (precise amount prorated based on date of death).

Mr. Moody

	Salary $		Bonus $		Perquisites $	Total $

Death	0	(5)	74,000	(1)	0	74,000
Disability	157,500	(2)	74,000	(1)	0	231,500
Termination for Cause	0		0		0	0
Termination without Cause	315,000	(3)	50,000	(4)	0	365,000
Voluntary Termination	0		0		0	0
Constructive termination	315,000		50,000	(4)	0	365,000
Non renewal of contract	315,000		0		0	315,000

(1)	Based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs. The precise payment is then prorated for service during the year based on the date of death.

(2)	Salary is paid in accordance with current payroll practice for 180 days. Bonus is based on the bonus named executive officer would have been entitled to receive for the year in which termination occurs.

(3)	Base salary is paid in accordance with current payroll practices for 12 months. No bonus would be owed as employee did not receive a prior year bonus.

(4)	Based on the lesser of: 50% of annual base compensation or the bonus actually received in the prior year.

(5)	Employee’s estate entitled to receive current basic compensation through the end of the month death occurred (precise amount prorated based on date of death).

Mr. Klanjscek

	Salary	Bonus	Perquisites	Total
	$	$	$	$

Death	778,140	65,694	206,692	1,050,526	(1)
Disability	778,140	65,694	206,692	1,050,526	(1)
Termination for Cause	0	0	0	0
Termination without Cause	778,140	65,694	206,692	1,050,526	(1)
Voluntary Termination	0	0	0	0
Constructive termination	778,140	65,694	206,692	1,050,526	(1)
Non renewal of contract	0	0	0	0

(1)	Named executive or his estate is entitled to 24 months of compensation, average bonus for the previous 24 months and all other benefits for a period of 24 months following termination. The perquisites are calculated for a 24-month period and include: (i) $56,488 for an auto allowance; (ii) $91,038 paid into a superannuation fund; and (iii) $15,678 paid into a job facility fund, a fund which covers all non-reimbursable business expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during fiscal year 2008 were Andrew L. Berger, J. Joe Adorjan and James B. Gamache. Mr. Gamache is the chairman of the committee.

None of our executive officers serves as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been an officer or employee of Thermadyne or any of our subsidiaries. None of the current compensation committee members had, during the last fiscal year, a relationship requiring disclosure pursuant to Item 404(a) of Regulation S-K.

INFORMATION ABOUT STOCK OWNERSHIP

The following table sets forth, as of March 27, 2009, certain information regarding the ownership of common stock (i) by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) by each director; (iii) by each named executive officer; and (iv) by all directors and executive officers as a group. The Company believes that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class(1)

Angelo, Gordon & Co., L.P., 245 Park Avenue, New York, NY 10167(2)	4,496,555	33.3%
Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019(2)	908,621	6.7%
Paul D. Melnuk(3)	246,127	1.8%
Steven A. Schumm(3)	66,108	*
J. Joe Adorjan	2,500	*
Andrew L. Berger(3)	25,000	*
James B. Gamache(3)	33,100	*
Marnie S. Gordon(3)	25,000	*
Bradley G. Pattelli	35,000	*
Dennis Klanjscek(3)	28,136	*
John Boisvert(3)	46,211	*
Terry J. Downes(3)	47,603	*
Martin Quinn(3)	44,146	*
Terry Moody(3)	13,200	*
All directors and executive officers as a group (12 persons)	612,131	4.5%

*	Represents less than 1%.

(1)	Based on 13,513,901 shares of common stock outstanding and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Information with respect to the shares beneficially held by Angelo, Gordon & Co., L.P is based one a Form 13F filed with the SEC February 17, 2009

(2)	Information with respect to the shares beneficially held by Royce & Associates, LLC is based on a Form 4 & Form 13G filed with the SEC on January 30, 2009 by such firm

(3)	Includes the following number of respective options exercisable within 60 days of March 27, 2008: Mr. Melnuk 137,500; Mr. Schumm 40,000; Mr. Berger 25,000; Mr. Gamache 25,000; Ms. Gordon 25,000; Mr. Klanjscek 19,166; Mr. Boisvert 28,333; Mr. Downes 31,333; Mr. Quinn 25,000; and all directors and executive officers as a group 356,332

PROPOSAL TWO: RATIFICATION OF KPMG AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed the firm of KPMG LLP as our independent registered public accountants to audit our accounts and the accounts of our subsidiaries for the year ending December 31, 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND OTHER MATTERS

In respect of the fiscal years ended December 31, 2008 and 2007, KPMG LLP billed us the fees set forth below in connection with services rendered by the independent registered public accountants to us (in thousands):

Fee Category	2007	2008

Audit Fees	$2,658	$2,267
Audit-Related Fees	$0	0
Tax Fees	$0	0
Total	$2,658	$2,267

Audit fees consisted of fees for the audit of our annual consolidated financial statements and review of our quarterly financial statements, as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of company documents filed with the SEC.

Audit-related fees consisted of fees for assurance and related services, including consultation concerning financial accounting and reporting standards, and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002.

Tax fees consisted of fees for tax compliance, tax advice and tax planning services.

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountants and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval. All 2008 and 2007 services were pre-approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”
RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accountants. Although ratification is not required by our by-laws or otherwise, the board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as our independent registered public accountants. Broker non-votes will not be counted as votes in favor of ratification. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the ratification of KPMG LLP as our independent registered public accountants.

Representatives of KPMG LLP are expected to be present at the annual meeting. The representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

Management is responsible for internal control over financial reporting, the financial reporting process and compliance with laws and regulations. Our independent registered public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards, evaluating our internal control over financial reporting, and issuing reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. Each fiscal year, the audit committee devotes the attention it deems necessary and appropriate to each of the matters assigned to it under its charter. The audit committee’s duties and responsibilities do not include conducting audits or accounting reviews. Therefore, the audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants, which are included in its report on the consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In this context for 2008, the audit committee met and held discussions with management and with KPMG LLP to review and discuss our consolidated financial statements for the fiscal year ended December 31, 2008 before their issuance and to discuss significant accounting issues. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence. It also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The audit committee monitors auditor independence and has reviewed non-audit services performed by the independent registered public accountants.

The audit committee discussed and reviewed with KPMG LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial consolidated statements for the fiscal year ended December 31, 2008.

Based on the above-mentioned review and discussions with management and KPMG LLP, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

By the Audit Committee:

Marnie S. Gordon, Chairman
J. Joe Adorjan
James B. Gamache

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Four affiliates of Angelo, Gordon & Co., LP (“Angelo Gordon”) are lenders of $36 million in the aggregate under the Second-Lien Facility. Angelo, Gordon holds approximately 33.3% of our outstanding shares of common stock. The terms of the Second-Lien Facility, including the amendments, were negotiated at arms length and we believe the terms of the facility are as favorable to us as could be obtained from a lender with whom we have no affiliation.

As set forth in the Audit Committee’s charter, the Audit Committee reviews, discusses and approves any transactions or courses of dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties. All transactions required to be reported pursuant to Item 404(a) of Regulation S-K since the beginning of the 2008 fiscal year were reviewed and approved by the Audit Committee.

OTHER MATTERS

The board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made beforehand, in compliance with the procedures outlined in the following section of this proxy statement.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2010 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our corporate secretary, Cary A. Levitt, at 16052 Swingley Ridge Road, Suite 300, St. Louis, Missouri 63017 no later than December 10, 2009. SEC rules set standards for the types of stockholder proposals allowed and the information that must be provided by the stockholder making the request.

In addition, pursuant to the Company’s bylaws, for business to be properly brought before an annual meeting by a stockholder, notice in writing must be delivered or mailed to the Secretary and received at the Company’s principal offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (no earlier than December 31, 2009 and no later than January 30, 2010 with respect to the 2010 annual meeting). In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

The stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting the business at the meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing the business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder, and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, executive officers and beneficial owners of more than 10% of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and reporting changes in such beneficial ownership. We are required to disclose any failure to file such reports on a timely basis. To our knowledge, based solely upon a review of copies of reports furnished to us and written representations that no other reports were required, except as set forth below, all Section 16(a) filing requirements during 2008 were complied with on a timely basis. Each of Messrs. Adorjan, Berger and Gamache and Ms. Gordon failed to timely file two reports in the fiscal year ended December 31, 2008. The late reports for Messrs. Adorjan, Berger and Gamache each related to four 2008 transactions and seven transactions from prior years. Ms. Gordon’s late reports related to seven 2008 transactions and 10 transactions from prior years.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2008 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at:

Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
St. Louis, Missouri 63017
Attn: Cary A. Levitt, Corporate Secretary
Phone: (636) 728-3084
Facsimile No: (636) 728-3010

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and a vote FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Paul D. Melnuk	☐	☐	02 - J. Joe Adorjan	☐	☐	03 - Andrew L. Berger	☐	☐

	04 - James B. Gamache	☐	☐	05 - Marnie S. Gordon	☐	☐	06 - Bradley G. Pattelli	☐	☐

		For	Against	Abstain

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance	☐
Mark box to the right if you plan to attend the Annual Meeting.
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Thermadyne Holdings Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THERMADYNE HOLDINGS CORPORATION
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2009
The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Paul D. Melnuk or Cary A. Levitt, and each of them acting alone, with full power of substitution, as the undersigned’s proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Thermadyne Holdings Corporation (the “Company”) to be held on April 30, 2009 (the “Annual Meeting”), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
The Board of Directors recommends a vote “FOR” all director nominees, and a vote “FOR” proposal 2.
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.
CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.